Exhibit 1.1

AMERICAN INTERNATIONAL GROUP, INC.

U.S. $1,000,000,000

MEDIUM-TERM NOTES

SERIES H

DISTRIBUTION AGREEMENT

May 3, 2013

To the Agents named in ANNEX VII hereto.

Ladies and Gentlemen:

American International Group, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell up to U.S. $1,000,000,000 aggregate principal amount, or the equivalent of up to U.S. $1,000,000,000 aggregate principal amount in one or more foreign or composite currencies or currency units, of its Medium-Term Notes, Series H (the “Securities”), and agrees with each of you (individually, an “Agent,” and collectively, the “Agents”) as set forth in this agreement (the “Agreement”). It is understood, however, that the Company will have the option, at any time and without the consent of the holders of the Securities, to increase the amount of the Securities that may be issued and that such additional Securities may be sold pursuant to the terms of this Agreement, all as though the issuance of such Securities were authorized as of the date hereof.

Subject to the terms and conditions stated herein, (i) the Company hereby appoints each Agent as an agent of the Company for the purpose of soliciting and receiving offers to purchase the Securities from the Company, and (ii) the Company and the Agents agree that whenever the Company determines to sell Securities directly to any Agent as principal for resale to others, the Company and such Agent will, unless otherwise agreed by them, enter into a separate agreement, substantially in the form of ANNEX I hereto, relating to such sale (each, a “Terms Agreement”) or another agreement relating to such sale, which shall be subject to the terms and conditions stated herein, in each case in accordance with Section 2(b) hereof. Clause (ii) above shall not apply to AIG Global Capital Markets Securities, LLC until such time as AIG Global Capital Markets Securities, LLC is authorized to purchase Securities from the Company as principal for resale to others and has received all regulatory approvals required therefor; and, until such time, the term “Agent,” when used in connection with any such purchases of Securities for resale to others, shall be deemed to exclude AIG Global Capital Markets Securities, LLC. The Company reserves the right to sell the Securities directly on its own behalf and to enter into agreements substantially identical hereto with other broker-dealers as Agents. This Agreement shall not be construed to create either an obligation on the part of the Company to sell any Securities or an obligation of the Agents to purchase the Securities as principal.

The terms and rights of the Securities shall be as specified in or established pursuant to the Indenture, dated as of October 12, 2006, as amended by the Fourth Supplemental Indenture,

dated as of April 18, 2007, and the Eighth Supplemental Indenture, dated as of December 3, 2010 (as so amended, and as it may be amended or supplemented from time to time, the “Indenture”), each between the Company and The Bank of New York Mellon, as Trustee (the “Trustee”). The Securities shall have the maturity ranges, annual interest rates (if any), redemption provisions and other terms set forth in the Prospectus as amended or supplemented referred to below as it may be supplemented from time to time. The Securities may be issued in amounts denominated in United States dollars or in amounts denominated in foreign currencies, including the Euro, or any composite currency or currency unit. References herein to amounts stated in United States dollars shall be deemed to refer to the equivalent amount of foreign currency or composite currency to the extent applicable. The Securities will be issued, and the terms thereof established, from time to time by the Company in accordance with the Indenture and the Administrative Procedure attached hereto as Attachment A (the “Procedure”) and, if applicable, such terms will be specified in a related Terms Agreement.

1. The Company represents and warrants to, and agrees with, each Agent that:

(a) An automatic shelf registration statement as defined in Rule 405 under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder (the “Act”), on Form S-3, as amended by Post-Effective Amendment No. 1 (Registration No. 333-182469), in respect of the Securities has been filed with the Commission, not earlier than three years prior to the date hereof; pursuant to the Act, such registration statement and any post-effective amendment thereto became effective upon filing; and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the executive officers of the Company, threatened by the Commission; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (any preliminary prospectus relating to the Securities included in the latest registration statement or filed with the Commission pursuant to Rule 424(b) of the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, as amended by any post-effective amendment thereto, including all exhibits thereto, and the documents incorporated by reference in the registration statement or the prospectus contained in the registration statement at the time such part of the registration statement became effective, but excluding any Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430A or Rule 430B under the Act to be part of such registration statement, each as amended at the time such part of the registration statement most recently became effective, are hereinafter collectively called the “Registration Statement”; the prospectus (including, if applicable, any prospectus supplement) relating to the Securities, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of this Agreement, is hereinafter called the “Prospectus”; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus, including any supplement to the Prospectus that sets forth only the terms of a particular issue of the Securities (a “Pricing Supplement”), shall be deemed to refer to and include any post-

effective amendment to the Registration Statement and any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”), and incorporated therein by reference; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any reference to the “Prospectus as amended or supplemented” shall be deemed to refer to and include the Prospectus as amended or supplemented (including by the applicable Pricing Supplement filed in accordance with Section 4(a) hereof and any other prospectus supplement specifically referred to in such Pricing Supplement) in relation to Securities to be sold pursuant to this Agreement, in the form filed or transmitted for filing with the Commission pursuant to Rule 424(b) under the Act and in accordance with Section 4(a) hereof, including any documents incorporated by reference therein as of the date of such filing);

(b) No order preventing or suspending the use of any Preliminary Prospectus, Prospectus or any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities (an “Issuer Free Writing Prospectus”) has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act and the applicable rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Agent expressly for use therein, it being understood that any information furnished in writing to the Company by any Agent expressly for the use therein shall be specified in the applicable Terms Agreement, if any, or any other written agreement entered into between such Agent and the Company;

(c) (i) With respect to any issue of Securities, (A) the “Applicable Time” will be such time on the date of the applicable Terms Agreement as is specified therein as the Applicable Time, or, if either the Terms Agreement does not specify the Applicable Time or if such Securities are not being sold pursuant to a Terms Agreement, the Applicable Time shall mean the time immediately prior to the time of the first sale by an Agent (including, without limitation, a contract of sale by an Agent) of such Securities or, with respect to Securities sold by such Agent as agent, the Applicable Time shall mean each time of sale (including, without limitation, a contract of sale) of such Securities, and (B) the “Pricing Disclosure Package” shall mean the Prospectus as amended or supplemented immediately prior to the Applicable Time taken together with any Term Sheet (as defined in Section 4(a) hereof) prepared pursuant to Section 4(a) hereof in connection with such issue of Securities, any Issuer Free Writing Prospectus and any other free writing prospectus that the Company and such Agent shall expressly agree in writing to include as part of the Pricing Disclosure Package with respect to such issue of Securities; (ii) with respect to each issue of Securities, the Pricing Disclosure Package, as of the Applicable Time, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (iii) with respect to each issue of Securities, each Issuer Free Writing Prospectus, if any, included in the Pricing Disclosure Package, will not conflict with the information contained in the Registration Statement, the Prospectus or the Prospectus as amended or supplemented and, taken together with the Pricing Disclosure Package, as of the Applicable Time, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, however, that the representations and warranties in clauses (ii) and (iii) of this Section 1(c) shall not apply to statements or omissions made in any Pricing Disclosure Package or Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by any Agent expressly for use therein, it being understood that any information furnished in writing to the Company by any Agent expressly for use therein shall be specified in the applicable Terms Agreement, if any, or any other written agreement entered into between such Agent and the Company;

(d) The documents incorporated by reference in the Registration Statement or the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement or the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or, in the case of an Annual Report on Form 10-K, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or, in the case of any other document filed under the Exchange Act, omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Agent specifically for use in the Prospectus as amended or supplemented to relate to a particular issuance of Securities, or to any statements in any such document which does not constitute part of the Registration Statement or Prospectus pursuant to Rule 412 under the Act, it being understood that any information furnished in writing to the Company by any Agent expressly for use in the Prospectus as amended or supplemented shall be specified in the applicable Terms Agreement, if any, or any other written agreement entered into between such Agent and the Company;

(e) The Registration Statement and the Prospectus conform, and any amendments or supplements thereto will conform, in all material respects to the requirements of the Act and the Trust Indenture Act, and the applicable rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of its date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or, in the case of the Registration Statement and any amendment or supplement thereto, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or, in the case of the Prospectus or any amendment or supplement thereto, omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to (i) any Statement of Eligibility (Form T-1) of the Trustee under the Trust Indenture Act filed as an exhibit to the Registration Statement; (ii) any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Agent expressly for use in the Prospectus as amended or supplemented to relate to a particular issuance of Securities, it being understood that any information furnished in writing to the Company by any Agent expressly for use in the Prospectus as amended or supplemented shall be specified in the applicable Terms Agreement, if any, or any other written agreement entered into between such Agent and the Company; and (iii) any statement which does not constitute part of the Registration Statement or Prospectus pursuant to Rule 412 under the Act;

(f) The Company will not take, directly or indirectly, any action that is designed to cause or result in, or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Securities; provided that the Company shall not be responsible as to any action taken or to be taken by any of the Agents;

(g) The Company and each of its Significant Subsidiaries (as defined in Rule 1-02(w) of Regulation S-X) have been duly incorporated or organized and are validly existing corporations or other entities in good standing under the laws of their respective jurisdiction of incorporation or organization and have full power and authority to own their respective properties and to conduct their respective businesses as described in the Prospectus, except, in the case of any Significant Subsidiary, where the failure to be so duly incorporated or organized, validly existing, in good standing or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect (as defined in Section 1(j) below);

(h) Since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement or the Prospectus as amended or supplemented there has not been (i) any material change in the capital stock (other than as occasioned by the Company’s common stock, par value $2.50 per share (the “Common Stock”) having been issued pursuant to the Company’s employee stock option plans and equity incentive plans, upon exercise of the warrants distributed to certain of the Company’s shareholders on January 19, 2011, upon conversion, exchange or exercise of other convertible or exchangeable securities or obligations of the Company or other securities or obligations of the Company that may be settled in Common Stock and are outstanding as of the date of this Agreement), or (ii) any material adverse change in or affecting the financial position, shareholders’ equity or results of operations of the Company and its consolidated subsidiaries considered as an entirety, in each case, otherwise than as set forth or contemplated in such Prospectus as amended or supplemented prior to the Applicable Time (any such change described in clause (ii) is referred to as a “Material Adverse Change”);

(i) This Agreement has been, and any Terms Agreement will be on the date of such Terms Agreement, duly authorized, executed and delivered by the Company;

(j) The series constituting the Securities has been duly authorized and established in conformity with the Indenture and, when the terms of a particular Security and of the issue and sale thereof have been duly authorized and established by all necessary corporate action in conformity with the Indenture and such Security has been duly completed, executed, authenticated and issued in accordance with the Indenture, and delivered against payment therefor as contemplated by this Agreement and any applicable Terms Agreement, such Security will have been duly executed, authenticated, issued and delivered and will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, and entitled to the benefits provided by the Indenture, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(k) The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture, this Agreement and any Terms Agreement, and the consummation of the transactions herein and therein contemplated, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject (including, without limitation, the First Amended and Restated Credit Agreement, dated as of October 5, 2012, among the Company, the subsidiary borrowers party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and each Several L/C Agent party thereto), or result in any violation of any statute or any order, rule or regulation of any court or other governmental agency or body having jurisdiction over the Company or any of its properties, except, in each case, for such breaches, conflicts, defaults and violations that would not have a material adverse effect on the business, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries considered as an entirety (a “Material Adverse Effect”) or affect the validity of the Securities, nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation or the By-Laws of the Company; and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required by the Company for the solicitation of offers to purchase Securities and the issue and sale of the Securities or the consummation by the Company of the other transactions contemplated by this Agreement, any Terms Agreement or the Indenture, except for such consents, approvals, authorizations, orders, registrations or qualifications that the failure to obtain or make would not have a Material Adverse Effect or affect the validity of the Securities, and such consents, approvals, authorizations, orders, registrations or qualifications as have been, or will have been prior to the date of this Agreement, obtained under the Act or the Trust Indenture Act and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws (including insurance laws of any state relating to offers and sales of securities in such state) in connection with the solicitation by such Agent of offers to purchase the Securities from the Company and with purchases of the Securities by such Agent as principal, as the case may be, both in the manner contemplated hereby;

(l) The Indenture conforms, and the Securities will conform, in all material respects to the description thereof contained in the applicable Pricing Disclosure Package and the statements included in the Prospectus as amended or supplemented;

(m) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in or incorporated by reference in any Preliminary Prospectus, the Prospectus as amended or supplemented and the Registration Statement present fairly, in all material respects, the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form, in all material respects, with the applicable accounting requirements of the Act and the Exchange Act and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except for any normal year-end adjustments, the adoption of new accounting principles, and as otherwise noted therein); and the interactive data in eXtensible Business Reporting Language included or incorporated by reference in any Preliminary Prospectus, the Prospectus as amended or supplemented and the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(n) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles. Except as otherwise noted in the Registration Statement, any Preliminary Prospectus and the Prospectus, as of the end of the period covered by the Company’s most recent annual report filed with the Commission on Form 10-K, the Company’s internal control over financial reporting was effective and the Company was not aware of any material weaknesses in its internal control over financial reporting;

(o) Except as otherwise noted in the Registration Statement, any Preliminary Prospectus, and the Prospectus as amended or supplemented, since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement or the Prospectus as amended or supplemented, there had been no change in the Company’s internal control over financial reporting that had materially affected, or was reasonably likely to materially affect, the Company’s internal control over financial reporting, as of the end of the period covered by the Company’s most recent periodic report filed with the Commission on Form 10-K or Form 10-Q;

(p) The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; such disclosure controls and procedures were effective as of the end of the period covered by the Company’s most recent periodic report filed with the Commission on Form 10-K or Form 10-Q, except as otherwise noted in the Registration Statement, any Preliminary Prospectus and the Prospectus as amended or supplemented;

(q) The independent registered public accounting firm who has audited the annual financial statements and schedules of the Company and its consolidated subsidiaries and delivered its report with respect to the audited financial statements and schedules included or incorporated by reference in the Registration Statement, any Preliminary Prospectus and the Prospectus as amended or supplemented, is an independent registered public accounting firm with respect to the Company within the meaning of the Act and the Exchange Act;

(r) (i) Neither the Company nor any of its majority-owned subsidiaries (collectively, the “Entity”) nor, to the knowledge of the Company, any director or officer of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is: (A) the target of any sanctions administered or enforced by the United States Department of the Treasury’s Office of Foreign Assets Control or the United Nations Security Council (collectively, the “Sanctions”), or (B) located, organized or resident in a country or territory that is the target of Sanctions at the time; and (ii) the Entity represents and covenants that it will not, directly or indirectly, use the proceeds of any offering contemplated hereby, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (B) in any other manner that will result in a violation of Sanctions by any Person participating in any offering contemplated hereby, whether as underwriter, agent, advisor, investor or otherwise;

(s) To the knowledge of the Company, the Company, its wholly owned subsidiaries, employees, directors, executive officers and any agent acting on the Company’s or its wholly owned subsidiaries’ behalf, have not corruptly paid, offered or promised to pay, or authorized payment of any monies or a thing of value, directly or indirectly, to any government official (including employees of government-owned or -controlled entities or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing) or any political party or party official or candidate for political office (collectively, “Proscribed Recipients”) for the purpose of obtaining or retaining business, or directing business to any Person, by (i) influencing any official act or decision of such Proscribed Recipient, (ii) inducing such Proscribed Recipient to do or omit to do any act in violation of the lawful duty of such Proscribed Recipient, or to use his, her or its influence with a governmental authority to affect or influence any act or decision of such governmental authority or (iii) securing any improper advantage in violation of the U.S. Foreign Corrupt Practices Act (“FCPA”) or any other applicable anti-corruption laws; and the Company and its wholly owned subsidiaries will maintain policies and procedures reasonably designed to promote and achieve compliance with such laws;

(t) (i) The Company has implemented a Global Anti-Money Laundering Policy, and to the knowledge of the Company, the Company and its wholly owned subsidiaries are in material compliance with (A) the applicable financial recordkeeping and reporting requirements of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and (B) the applicable anti-money laundering statutes of jurisdictions where the Company and its wholly owned subsidiaries conduct business, including the applicable rules and regulations issued thereunder (collectively, the “Anti-Money Laundering Laws”); and (ii) to the knowledge of the Company, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator, involving the Company or any of its wholly owned subsidiaries, with respect to the Anti-Money Laundering Laws, is pending or has been threatened;

(u) The Company and its Significant Subsidiaries possess all licenses, certificates, permits and other authorizations, as applicable, issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, any Preliminary Prospectus, and the Prospectus as amended or supplemented, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and, except as described in the Registration Statement, any Preliminary Prospectus, and the Prospectus as amended or supplemented, neither the Company nor any of its Significant Subsidiaries has received notice of the revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization, as applicable, will not be renewed in the ordinary course, in each case, except where the failure to possess the same or the modification to the same would not, individually or in the aggregate, have a Material Adverse Effect;

(v) Neither the Company nor any of its Significant Subsidiaries is in violation of or default under: (i) any provision of its respective organizational documents; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except, in the case of clause (ii) and (iii) only, to the extent it would not have a Material Adverse Effect;

(w) There is no action, suit or proceeding pending or, to the knowledge of the executive officers of the Company, threatened against the Company or any of its subsidiaries, which (i) has, or may reasonably be expected in the future to have, a Material Adverse Effect, except as set forth or contemplated in the Registration Statement, any Preliminary Prospectus or the Prospectus as amended or supplemented, and at each Time of Delivery (as defined in Section 2(b) hereof), there will not be any action, suit or proceeding pending, or, to the knowledge of the executive officers of the Company, threatened against the Company or any of its subsidiaries, which will have had, or may reasonably be expected in the future to have, a Material Adverse Effect, except as set forth or contemplated in the Registration Statement, any Preliminary Prospectus or the Prospectus as amended or supplemented, or (ii) is required to be described in the Registration Statement, any Preliminary Prospectus or the Prospectus as amended or supplemented, and is not so described; and there are no contracts or other documents that are required to be described in the Registration Statement or the Prospectus as amended or supplemented or to be filed as exhibits to the Registration Statement that are not described or filed as required;

(x) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds as described in the Prospectus as amended or supplemented, would not be required to be registered as an “investment company” as defined in the Investment Company Act of 1940, as amended;

(y) (i) (A) At the time of filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (ii) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act; and

(z) The Company shall not sell or approve the solicitation by any Agent or any Additional Agent (as defined in Section 2(f)) of purchases of Securities in excess of the amount which shall be authorized for issuance by the Company from time to time. The Agents will have no responsibility for maintaining records with respect to the aggregate principal amount of Securities issued or outstanding.

2. (a) On the basis of the representations and warranties, and subject to the terms and conditions, herein set forth, each of the Agents hereby severally and not jointly agrees, as agent of the Company, to use its best efforts to solicit and receive offers to purchase the Securities from the Company upon the terms and conditions set forth herein, in the Prospectus as amended or supplemented from time to time and in any applicable Term Sheet.

Following the date of this Agreement, the Company shall notify each Agent from time to time as to the commencement of a period during which the Securities may be offered and sold by the Agents. The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase the Securities. Upon receipt of instructions from the Company, the Agents will forthwith suspend solicitation of offers to purchase Securities from the Company until such time as the Company has advised the Agents that such solicitation may be resumed. During such time as the solicitation of offers to purchase Securities shall be suspended, the Company shall not be required to comply with the provisions of Sections 4(g), 4(h) and 4(i). Upon advising the Agents that such solicitation may be resumed, however, the Company shall simultaneously provide the documents (if any) required to be delivered by Sections 4(g), 4(h) and 4(i), and the Agents shall have no obligation to solicit offers to purchase the Securities until such documents have been received by such Agent.

The Company agrees to pay each Agent a commission, at the time of settlement of each sale of Securities by the Company as a result of a solicitation made by such Agent, in an amount to be agreed to by the Company and such Agent at the time of solicitation, it being understood and agreed that the commissions may not be the same for each Agent.

As Agents, you are authorized to solicit offers to purchase the Securities only in authorized denominations as set forth in the Prospectus as amended or supplemented by the applicable Pricing Supplement at a purchase price equal to 100% of their principal amount unless otherwise indicated on the applicable Term Sheet, if any, or the Prospectus as amended or supplemented. Each Agent shall communicate to the Company, orally (with prompt confirmation in writing) or in writing, each offer to purchase Securities other than those rejected by such Agent. The Company shall have the sole right to accept offers to purchase Securities and may reject any proposed purchase of Securities as a whole or in part, and any such rejection shall not be deemed a breach of the Company’s agreement contained herein. The Agents shall have the right, in their discretion reasonably exercised, to reject any offer to purchase Securities, as a whole or in part, and any such rejection by the Agents shall not be deemed a breach of their agreements contained herein.

(b) No Agent shall have any obligation to purchase Securities from the Company as principal, but an Agent may agree from time to time to purchase Securities as principal. Unless the Company and the Agents otherwise agree, each sale of Securities to any Agent as principal shall be made in accordance with the terms of this Agreement and a Terms Agreement which will provide for the sale of such Securities to, and the purchase thereof by, such Agent. A Terms Agreement may also specify certain provisions relating to the reoffering of such Securities by such Agent. The commitment of any Agent to purchase Securities pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall include a specification of the principal amount of Securities to be purchased by any Agent pursuant thereto, the price to be paid to the Company for such Securities, the currency in which such Securities are to be denominated, any provisions relating to rights of, and default by, underwriters acting together with such Agent in the reoffering of the Securities, and the time (each, a “Time of Delivery”) and place of delivery of and payment for such Securities. Such Terms Agreement shall also specify any requirements for officers’ certificates, opinions of counsel and accountants’ letters pursuant to Section 4 hereof.

(c) Procedural details relating to the issue and delivery of Securities, the solicitation of offers to purchase, and purchases by any Agent as principal of, Securities, and the payment in each case therefor, are set forth in the Procedure. Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by each of them in the Procedure as it may be amended from time to time by written agreement between the Agents and the Company.

(d) Each Agent agrees, with respect to any Security denominated in a currency other than U.S. dollars, as agent, directly or indirectly, not to solicit offers to purchase, and as a principal under any Terms Agreement or otherwise, directly or indirectly, not to offer, sell or deliver, such Security in, or to residents of, the country issuing such currency (or if such Security is denominated in euros, not to residents of the member states of the European Monetary Union; or if such Security is denominated in a composite currency, not to residents in any country issuing a currency comprising a portion of such composite currency), except, in each case, as permitted by applicable law.

(e) Each Agent represents and agrees with the Company that it will comply with or observe any restrictions or limitations set forth in the Prospectus as amended or supplemented on persons to whom, or the jurisdictions in which, or in the manner in which, the Securities may be offered, sold, resold or delivered.

(f) Notwithstanding anything to the contrary contained herein, the Company may authorize any other person, partnership or corporation (an “Additional Agent”) to act as its agent to solicit offers for the purchase of all or part of the Securities of the Company; provided, however, any Additional Agent shall execute this Agreement and become a party hereto and thereafter the term Agent as used in this Agreement shall mean the Agents and such Additional Agent.

3. Any documents required to be delivered pursuant to Section 6 hereof shall be made available to the Agents at the offices of the Company’s counsel, Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004.

4. The Company covenants and agrees with each Agent:

(a) To make no amendment or supplement (other than (i) an amendment or supplement as a result of filings by the Company under the Exchange Act, (ii) filings not related to the Securities or (iii) the filing of prospectuses, preliminary prospectuses, preliminary prospectus supplements, issuer free-writing prospectuses and other documents pursuant to Rule 424(b) or Rule 433 under the Act to the Registration Statement or the Prospectus after the date of any Terms Agreement and prior to the related Time of Delivery which shall be disapproved by any Agent party to such Terms Agreement promptly after reasonable notice thereof, provided, however, that if any amendment or supplement described in clauses (i) and (ii) above contain financial information required by Rule 3-05 or Article 11 of Regulation S-X of the Commission or a restatement of previously filed financial information included or incorporated by reference in the Registration Statement or Prospectus, in each case that is material to any offerings of Securities contemplated hereunder, the Company shall notify the Agents promptly following the filing of such amendment or supplement; to prepare, with respect to any Securities to be sold by the Company through or to such Agent pursuant to this Agreement, a Pricing Supplement and, if applicable, a Term Sheet (as defined below) with respect to such Securities in a form previously approved by such Agent and to file such Pricing Supplement or Term Sheet pursuant to Rule 424(b) or Rule 433(d) under the Act within the time required by such rule; to make no amendment or supplement relating to the Securities to the Registration Statement or to the Prospectus, other than any Term Sheet (as defined below), Pricing Supplement or any filing under the Exchange Act, at any other time prior to having afforded each Agent a reasonable opportunity to review it; if requested by such Agent prior to the Applicable Time, to prepare an Issuer Free Writing Prospectus that is a final term sheet relating to such Securities in the form set forth in ANNEX II hereto (each a “Term Sheet”), and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such rule; to file promptly all material required to be filed by the Company pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, and during such same period to advise such Agent, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with, or transmitted for filing to, the Commission (other than (i) an amendment or supplement as a result of filings by the Company under the Exchange Act, (ii) any filings not related to the Securities or (iii) the filing of prospectuses, preliminary prospectuses, preliminary prospectus supplements, issuer free-writing prospectuses and other documents pursuant to Rule 424(b) or Rule 433 under the Act), of the issuance by the Commission of any stop order or of any order preventing or suspending the effectiveness of the Registration Statement or the use of any prospectus relating to the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amendment or supplement of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(b) Promptly from time to time to take such action as such Agent may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as such Agent may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein for as long as may be necessary to complete the distribution or sale of the Securities; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c) To furnish such Agent with copies of the Registration Statement and each amendment thereto, and with copies of the Prospectus as each time amended or supplemented, other than any Pricing Supplement or Term Sheet (except as provided in the Procedure) or amendment or supplement relating solely to an offering of securities other than the Securities, in the form in which it is filed with, or transmitted for filing to, the Commission pursuant to Rule 424 under the Act, both in such quantities as such Agent may reasonably request from time to time; and, if the delivery of a prospectus is required at any time within 90 days after sale of the Securities (including Securities purchased from the Company by such Agent as principal) and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Registration Statement or the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify such Agent orally (with prompt confirmation in writing) or in writing as promptly as practicable and request such Agent to suspend solicitation of offers to purchase Securities from the Company, in its capacity as agent of the Company and, if so notified, such Agent shall forthwith cease such solicitations; if the Company shall decide to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, to so advise such Agent promptly orally (with confirmation in writing) or in writing and to prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance; provided, however, that if during such same period such Agent continues to own Securities purchased from the Company by such Agent as principal which such Agent proposes to sell, upon the reasonable request of such Agent, the Company shall promptly prepare and file with the Commission such an amendment or supplement, the expense of such preparation and filing to be borne by the Company if such amendment or supplement occurs within 90 days of the date of the relevant Pricing Supplement or Term Sheet and if after such 90-day period, by such Agent; and if the Company effects any amendment or supplement of the Registration Statement or the Prospectus, or files a Pricing Supplement or an Issuer Free Writing Prospectus, in each case relating to the Securities (except for any amendment or supplement described in clauses (i) or (ii) of Section 4(a) above, with respect to which this clause shall not apply), to which an Agent reasonably objects, such Agent shall, upon written notification of such objection to the Company, be relieved of its obligations under Section 2(a) to solicit offers to purchase the Securities until such time as the Company shall have filed such further amendments or supplements reasonably addressing such objection;

(d) To make generally available in accordance with Rule 158 of the Act to its security holders as soon as practicable, but in any event not later than 90 days after the applicable effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earning statement or statements of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act (including, at the option of the Company, Rule 158 of the Act);

(e) That, from the date of any Terms Agreement with such Agent and continuing to and including the earlier of (i) the termination of the trading restrictions for the Securities purchased thereunder, as notified to the Company by such Agent, and (ii) the related Time of Delivery, the Company will not, without the prior consent of such Agent, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company that mature more than one year after such Time of Delivery, have the same maturity, and are otherwise substantially similar to the Securities. The restriction imposed by this Section 4(e) shall not apply to (i) an issue of debt securities denominated in a currency other than U.S. dollars, (ii) an issue of debt securities of which at least 90% (based on gross offering proceeds) is offered and sold outside the United States, (iii) guarantees by the Company of debt securities of its subsidiaries or (iv) the issue of debt securities in connection with a firm commitment underwriting pursuant to an underwriting agreement that does not provide for a continuous offering of medium-term debt securities;

(f) That each acceptance by the Company of an offer to purchase Securities hereunder (whether to an Agent as principal or through an Agent as agent), and each sale of Securities to such Agent pursuant to a Terms Agreement, shall be deemed to be an affirmation to such Agent that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct in all material respects as of the date of such acceptance or of such Terms Agreement and at the Time of Delivery related to such sale as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented at such time);

(g) That each time the Registration Statement or the Prospectus shall be amended or supplemented as a result of the filing by the Company of its Annual Report on Form 10-K or any Quarterly Report on Form 10-Q under the Exchange Act, or, if such delivery is requested by an Agent, the Company files with the Commission any document incorporated by reference into the Registration Statement or the Prospectus that contains financial information required by Rule 3-05 or Article 11 of Regulation S-X of the Commission or a restatement of previously filed financial information included or incorporated by reference in the Registration Statement or the Prospectus, in each case that is material to any offerings of the Securities contemplated hereunder, and each time, if so indicated in the applicable Terms Agreement, the Company sells Securities to such Agent as principal, the Company shall furnish or cause to be furnished forthwith to such Agent, upon its request, a certificate of officers of the Company satisfactory to such Agent, dated as of either a date that is as soon as reasonably practicable after the date of such supplement, amendment, or the Time of Delivery related to such sale, in form satisfactory to such Agent in its reasonable judgment to the effect that the statements contained in the certificate referred to in Section 6(h) hereof which were last furnished to such Agent are true and correct, in all material respects, at the date of such certificate, as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in lieu of such certificate, certificates of the same tenor as the certificates referred to in said Section 6(h) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date;

(h) That each time the Registration Statement or the Prospectus shall be amended or supplemented as a result of the filing by the Company of its Annual Report on Form 10-K or any Quarterly Report on Form 10-Q under the Exchange Act, or if such delivery is requested by an Agent, the Company files with the Commission any document incorporated by reference into the Registration Statement or the Prospectus that contains financial information required by Rule 3-05 or Article 11 of Regulation S-X of the Commission or a restatement of previously filed financial information included or incorporated by reference in the Registration Statement or the Prospectus, in each case that is material to any offerings of the Securities contemplated hereunder, and each time, if so indicated in the applicable Terms Agreement, the Company sells Securities to such Agent as principal, the Company shall furnish or cause to be furnished forthwith to such Agent, upon its request, a written opinion and letter of Sullivan & Cromwell LLP, counsel for the Company, and a written opinion of James J. Killerlane III, Associate General Counsel and Assistant Secretary of the Company, or any other person holding the title of General Counsel or Associate General Counsel of the Company or, in either case, other counsel satisfactory to such Agent in its reasonable judgment, dated as of either a date that is as soon as reasonably practicable after the date of such amendment, supplement, or the Time of Delivery relating to such sale, each in form satisfactory to such Agent in its reasonable judgment to the effect that such Agent may rely on the opinion and letter referred to in Section 6(d) or the opinion referred to in Section 6(e) hereof, as the case may be, which was last furnished to such Agent to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion or letter shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of such opinions and letter) or, in lieu of either such opinion, an opinion and letter of the same tenor as the opinion and letter referred to in Section 6(d) or an opinion of the same tenor as the opinion referred to in Section 6(e) hereof, as the case may be, but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of such opinions and letter;

(i) That each time the Registration Statement or the Prospectus shall be amended or supplemented as a result of the filing by the Company of its Annual Report on Form 10-K, any Quarterly Report on Form 10-Q under the Exchange Act to set forth financial information included in or derived from the Company’s consolidated financial statements, or, if such delivery is requested by an Agent, to include any financial information required by Rule 3-05 or Article 11 of Regulation S-X of the Commission or a restatement of previously filed financial information included or incorporated by reference in the Registration Statement or the Prospectus, in each case that is material to any offerings of the Securities contemplated hereunder or, if so indicated in the applicable Terms Agreement, each time the Company sells Securities to such Agent as principal, the Company shall cause its independent registered public accounting firm forthwith to furnish such Agent, upon its request, a letter, dated as of either a date that is as soon as reasonably practicable after the date of such amendment, supplement, or the Time of Delivery relating to such sale, in form satisfactory to such Agent in its reasonable judgment, of the same tenor as the letter referred to in Section 6(e) hereof but modified to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company, to the extent such financial statements and other information are available as of a date not more than five business days prior to the date of such letter; provided, however, that where such amendment or supplement only sets forth unaudited quarterly financial information, the scope of such letter may be limited to relate to such unaudited financial information unless any other accounting or financial information included therein is of a character that, in the reasonable judgment of the Agents, such other information should be addressed by such letter;

(j) If so stated in any Terms Agreement, the Company will use its best efforts to cause an application for the listing of the Securities on the New York Stock Exchange or listing or quotation on such other securities exchange or automatic quotation system specified in such Terms Agreement and for the registration of the Securities under the Exchange Act to become effective; and

(k) If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Agents, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to the Agents. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to the Agents and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the “Registration Statement” shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

4A. (a) The Company and each Agent agree that the Agents may prepare and use one or more preliminary term sheets relating to the Securities containing customary information; provided that such information has been approved by the Company in writing or orally before the first communication containing such information is used. In addition, any Agent may, without the prior approval of the Company, prepare or file any document or material (i) not constituting (x) a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act or (y) an Issuer Free Writing Prospectus or (ii) not containing any “issuer information” as defined in Rule 433(h)(2) under the Act.

(b) Each Agent represents that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) any written communication permitted under subparagraph (a) above, (ii) any Term Sheet or, (iii) any written communication prepared by such Agent and approved by the Company in advance in writing.

(c) Except in the case of Securities sold directly by the Company, with respect to any particular issuance of Securities, the Company represents to the Agent purchasing or soliciting the purchase of such Securities that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy such Securities other than (i) any written communication permitted under subparagraph (a) above, (ii) any Term Sheet or (iii) any written communication approved by such Agent in advance in writing.

(d) The Company represents and agrees that it has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(e) Each Agent severally agrees that it will, pursuant to its internal procedures that were developed in good faith, (x) retain copies of each Issuer Free Writing Prospectus used or referred to by it, to the extent required by Rule 433(g) under the Act and (y) file any Issuer Free Writing Prospectus used or referred by it in a manner reasonably designed to lead to its broad unrestricted dissemination as set forth in Rule 433(d)(1)(ii) under the Act.

(f) With respect to any issue of Securities, the Company agrees that if at any time following the relevant Applicable Time until and including the related Time of Delivery any event occurred or occurs as a result of which an Issuer Free Writing Prospectus included in the relevant Pricing Disclosure Package would conflict with the information in the Registration Statement, the Prospectus as amended or supplemented or the Pricing Supplement or, taken together with the relevant Pricing Disclosure Package, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will, if the relevant Agents are then required to deliver a prospectus under the Act in respect of the sales of Securities, including deliveries of prospectuses made pursuant to Rule 172 or Rule 173 of the Act, give prompt notice thereof to the relevant Agents and, if requested by such Agents, will prepare and furnish without charge to each Agent an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Agent expressly for use therein, it being understood that any information furnished in writing to the Company by any Agent expressly for use therein shall be specified in the applicable Terms Agreement, if any, or any other written agreement entered into between such Agent and the Company.

5. The Company covenants and agrees with each Agent that, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any Pricing Supplements and all other amendments and supplements thereto and the mailing and delivering of copies thereof to such Agent; (ii) the reasonable fees and expenses of Cleary Gottlieb Steen & Hamilton LLP, as counsel for the Agents, in connection with the establishment of the Medium-Term Notes, Series H, Program, and any related amendment or supplement in connection with the Medium-Term Notes, Series H, Program to this Agreement, the Indenture, any Terms Agreement, the Registration Statement, the Prospectus as amended or supplemented, any Pricing Supplement, any Issuer Free Writing Prospectus or the Securities, and, if agreed to by the Company and the applicable Agent, any purchase of Securities by such Agent as principal; (iii) the cost of printing, word-processing or reproducing this Agreement, any Terms Agreement, any Indenture, any Blue Sky and Legal Investment Memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iv) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 4(b) hereof, including fees and disbursements of the Company’s counsel or counsel for the Agents in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (v) any fees charged by security rating services for rating the Securities; (vi) any filing fees incident to any required review and clearance by the Financial Industry Regulatory Authority of the terms of the sale of the Securities; (vii) the cost of preparing the Securities; (viii) the fees and expenses of any Trustee and any agent of any Trustee and the fees and disbursements of counsel for any Trustee in connection with any Indenture and the Securities; (ix) any advertising expenses connected with the solicitation of offers to purchase and the sale of Securities so long as such advertising expenses have been approved by the Company; and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 4(f), but the Company shall not in any event be liable to any of the Agents for damages on account of loss of anticipated profits from the sale by them of the Securities. Each Agent shall pay all other fees and expenses it incurs.

6. The obligation of any Agent, as agent of the Company, to solicit offers to purchase the Securities and the obligation of any Agent to purchase Securities from the Company as principal pursuant to any Terms Agreement, shall be subject, in such Agent’s reasonable discretion, to the condition that all representations and warranties and other statements of the Company herein are true and correct, in all material respects, at and as of the date of this Agreement, the date of any Terms Agreement, the date of each such solicitation, the time of settlement of each sale of Securities by the Company as a result of a solicitation to purchase such Securities made by an Agent and at each Time of Delivery, the condition that the Company shall have performed, in all material respects, all of its obligations hereunder theretofore in each case to be performed and the following additional conditions, where applicable:

(a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the executive officers of the Company, shall be threatened or contemplated by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of such Agent;

(b) No order suspending the sale of the Securities in any jurisdiction designated by the Agents pursuant to Section 4(b) hereof shall have been issued, and no proceeding for that purpose shall have been initiated or, to the knowledge of the executive officers of the Company, shall be threatened;

(c) Such Agent shall have received, upon its request, from Cleary Gottlieb Steen & Hamilton LLP, counsel to the Agents, such opinion or letter, dated the date of this Agreement and the Time of Delivery as specified in the applicable Terms Agreement, with respect to the validity of the Securities, the Registration Statement, the Prospectus as amended or supplemented, and other related matters as such Agent may reasonably request, and the Company shall have furnished to such counsel such documents as they reasonably request to enable them to pass upon such matters;

(d) Such Agent shall have received an opinion and letter of Sullivan & Cromwell LLP, counsel for the Company, or other counsel satisfactory to such Agent in its reasonable judgment, dated the date of this Agreement and any applicable date referred to in Section 4(h), to the effect set forth in ANNEX III and ANNEX IV, respectively, hereto;

(e) Such Agent shall have received an opinion of James J. Killerlane III, an Associate General Counsel and Assistant Secretary of the Company, or any other person holding the title of General Counsel or Associate General Counsel of the Company, or other counsel satisfactory to such Agent in its reasonable judgment, dated the date of this Agreement and any applicable date referred to in Section 4(h), to the effect set forth in ANNEX V hereto;

(f) On the date of this Agreement and on any applicable date referred to in Section 4(i), the independent registered public accounting firm who has audited the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement or the Prospectus shall have furnished to such Agent a letter, dated such applicable date, in form and substance satisfactory to such Agent, to the effect set forth in ANNEX VI hereto;

(g) Since the respective dates as of which information is given in the Prospectus as amended or supplemented, there shall not have been any Material Adverse Change which, in the judgment of the Agents, materially impairs the investment quality of the Securities, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented;

(h) The Company shall have furnished or caused to be furnished to such Agent a certificate of (i) one of the Chief Executive Officer, the President, any Vice Chairman, any Executive or Senior Vice President or any Vice President and (ii) a principal financial or accounting officer of the Company, in each case, dated the date of this Agreement and any applicable date referred to in Section 4(g), in which such officers, to the best of their knowledge after reasonable investigation, shall state that (i) the representations and warranties of the Company in this Agreement are true and correct, in all material respects; (ii) as of such applicable date, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied, in all material respects; (iii) at or prior to such applicable date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission; and (iv) since the respective dates as of which information is given in the Prospectus as amended or supplemented, there has not been any Material Adverse Change, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented; and

(i) During the period between the date of any Terms Agreement and the related Time of Delivery, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange if the effect of any such event, in the reasonable judgment of such Agent, is to make it impracticable or inadvisable to proceed with the purchase by such Agent of Securities from the Company, as principal; (ii) any suspension of trading imposed by a regulatory agency or similar body on any securities of the Company on any United States securities exchange or in any United States over-the-counter market; (iii) a material disruption in securities settlement, payment or clearance services in The City of New York; (iv) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; (v) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, other than any such outbreak, escalation or declaration arising out of or relating to the U.S. war on terrorism that does not represent a significant departure from the conditions that exist on the date of any Terms Agreement; or (vi) any downgrading in the rating accorded the Company’s senior debt securities by Moody’s Investors Service, a subsidiary of Moody’s Corporation, or Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., if the effect of any such event in the reasonable judgment of such Agent is to make it impracticable or inadvisable to proceed with the purchase of Securities by such Agent from the Company as principal on the terms and in the manner contemplated by the Prospectus as amended or supplemented.

7. (a) The Company will indemnify and hold harmless each Agent against any losses, claims, damages or liabilities, joint or several, to which such Agent may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Prospectus as amended or supplemented, or any amendment or supplement thereto, any Pricing Supplement or any Issuer Free Writing Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and will reimburse such Agent for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented, or any such amendment or supplement, any Pricing Supplement or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use therein, it being understood that any information furnished in writing to the Company by any Agent expressly for use therein shall be specified in the applicable Terms Agreement, if any, or any other written agreement entered into between such Agent and the Company.

(b) Each Agent, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented, or any amendment or supplement thereto, any Pricing Supplement or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented or any such amendment or supplement thereto, any Pricing Supplement, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use therein, it being understood that any information furnished in writing to the Company by any Agent expressly for use therein shall be specified in the applicable Terms Agreement, if any, or any other written agreement entered into between such Agent and the Company; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or 7 above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under such subsection, except to the extent that it has been prejudiced by such failure. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff that is not subject to further appeal, the indemnifying party agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or 7 above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each Agent on the other from the offering of the Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and each Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and each Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the sale of Securities (before deducting expenses) received by the Company bear to the total commissions or discounts received by such Agent in respect thereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by the Company on the one hand or by any Agent on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Agent agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no

Agent shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Securities purchased by or through it were sold exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Agents in this subsection (d) to contribute are several in proportion to their respective obligations under Section 2(a) herein with respect to such Securities and not joint.

(e) The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Agent within the meaning of the Act; and the obligations of each Agent under this Section 7 shall be in addition to any liability which such Agent may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act, provided that the Agents shall have no obligation to indemnify any department, agency or instrumentality of the United States federal government.

8. In soliciting offers by others to purchase Securities from the Company, each Agent is acting solely as agent for the Company, and not as principal (other than in respect of any purchase by an Agent pursuant to a Terms Agreement). Each Agent will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Securities from the Company was solicited by such Agent and has been accepted by the Company, but such Agent shall not have any liability to the Company in the event such purchase for any reason is not consummated. If the Company shall default on its obligation to deliver Securities to a purchaser whose offer it has accepted, the Company shall hold each Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company, and, in particular, pay to the Agent that solicited such offer any commission to which it would be entitled in connection with such sale unless (x) such Agent shall have failed to comply with the terms and conditions of this Agreement relating to such sale or (y) the Company has a reasonable basis to believe that, due to the nature of such purchaser, such sale would have violated any statute or law or any order, rule or regulation of any court of governmental agency or body having jurisdiction over the Company or any of its properties.

9. The respective indemnities, agreements, representations, warranties, and other statements by any Agent and the Company or its officers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation or statement as to the results thereof made by or on behalf of any Agent or the Company or any of its officers or directors or any controlling person, and will survive each delivery of and payment for any of the Securities.

10. The provisions of this Agreement relating to the solicitation of offers to purchase the Securities may be suspended or terminated at any time by the Company as to any Agent or by any Agent as to such Agent upon the giving of written notice of such suspension or termination to such Agent or the Company, as the case may be. In the event of any such suspension or termination, with respect to any Agent, (x) this Agreement shall remain in full force and effect with respect to any Agent as to which such suspension or termination has not occurred and (y) no party shall have any liability to the other party hereto, except as provided in the third paragraph of Section 2(a), Section 4(f), Section 7, Section 8 and Section 9 and except that, (i) so long as such Agent owns Securities purchased directly from the Company with a view to reselling such Securities (but in no event longer than nine months after the sale of such Securities), the Company shall continue to have the obligations provided in Section 4(c) and (ii) if at the time of such suspension or termination, an offer for the purchase of Securities shall have been accepted by the Company but the delivery of the Securities relating thereto to the purchaser or his agent shall not yet have occurred, the Company shall have the obligations provided in subsections (g), (h) and (i) of Section 4.

11. Except as otherwise specifically provided herein or in the Procedure, all statements, requests, notices and advices hereunder shall be in writing, or orally if promptly confirmed in writing, and if to an Agent, shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail as set forth in ANNEX VII hereto under such Agent’s name, and if to the Company shall be sufficient in all respects when delivered or sent by registered mail to 180 Maiden Lane, New York, New York 10038, Facsimile Transmission No. (212) 770-3500, Attention: General Counsel.

12. This Agreement and any Terms Agreement shall be binding upon, and inure solely to the benefit of, each Agent (or the applicable Agent, in the case of a Terms Agreement) and the Company, and to the extent provided in Section 7 and Section 9 hereof, the officers and directors of the Company and any person who controls any Agent or the Company, and their respective personal representatives, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any Terms Agreement. No purchaser of any of the Securities through or from any Agent hereunder shall be deemed a successor or assign by reason of such purchase.

13. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement and any Terms Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Agents, on the other; (ii) in connection therewith and with the process leading to such transaction each Agent is acting solely as a principal and not the agent or fiduciary of the Company; (iii) no Agent has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offerings contemplated hereby or the process leading thereto (irrespective of whether such Agent has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement; and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Agent, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

14. This Agreement and any Terms Agreement supersede all prior agreements and understandings (whether written or oral) between the Company and the Agents, or any of them, with respect to the subject matter hereof.

15. This Agreement and any Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York.

16. Any legal suit, action or proceeding arising out of or relating to this Agreement or any Terms Agreement or the transactions contemplated hereby or thereby shall be instituted in the federal courts of the United States of America or the courts of the State of New York, in each case located in the City of New York and Borough of Manhattan, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by mail in accordance with Section 11 to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

17. Each party acknowledges and agrees that any controversy which may arise under this Agreement or any Terms Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or any Terms Agreement or the transactions contemplated hereby or thereby. Each party to this Agreement certifies and acknowledges that (a) no representative of any other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a legal action, (b) such party has considered the implications of this waiver, (c) such party makes this waiver voluntarily, and (d) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 17.

18. Time shall be of the essence in this Agreement and any Terms Agreement.

19. This Agreement and any Terms Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all of such respective counterparts shall together constitute one and the same instrument.

20. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of any potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without any Agent imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with U.S. federal and state securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to the U.S. federal and state income tax treatment of the potential transaction.

21. If the Company so elects at such time, (a) upon delivery by the Company to the Agents of a properly executed notice in the form attached as ANNEX VIII hereto (a “Notice of New Registration Statement”), (i) the file number contained in the definition of “Registration Statement” in paragraph 1(a) hereof shall thereafter be deemed to refer to the file number of the registration statement specified in such Notice of New Registration Statement (the “New Registration Statement”) and (ii) all references in this Agreement to the “Registration Statement” shall thereafter be deemed to refer to the New Registration Statement.

(b) Together with any notice provided at the election of the Company pursuant to Section 21(a) hereof, the Company shall deliver or cause to be delivered to the Agents the documents required under Sections 4(g), 4(h) and 4(i) of the Agreement, provided that such Sections 4(g), 4(h) and 4(i) shall remain unchanged and shall apply to the New Registration Statement.

If the foregoing is in accordance with your understanding, please indicate your acceptance by signing in the space provided below, whereupon this letter and the acceptance by each of you thereof shall constitute a binding agreement between the Company and each of you in accordance with its terms.

Very truly yours,

AMERICAN INTERNATIONAL GROUP, INC.

By	/s/ Brian T. Schreiber
Name: Brian T. Schreiber
Title: Executive Vice President and Treasurer

Accepted in New York, New York

AIG GLOBAL CAPITAL MARKETS SECURITIES, LLC

By	/s/ Timothy Prister
Name: Timothy Prister
Title: Senior Managing Director

Accepted in New York, New York

ANZ SECURITIES, INC.

By	/s/ Charles Lachman
Name: Charles Lachman
Title: President

Accepted in New York, New York

BARCLAYS CAPITAL INC.

By	/s/ Justin D’Ercole
Name: Justin D’Ercole
Title: Managing Director

Accepted in New York, New York

BNP PARIBAS SECURITIES CORP.

By	/s/ Jim Turner
Name: Jim Turner
Title: Managing Director

Accepted in New York, New York

BNY CAPITAL MARKETS, LLC

By	/s/ Dan Klinger
Name: Dan Klinger
Title: Managing Director

Accepted in New York, New York

CITIGROUP GLOBAL MARKETS INC.

By	/s/ Jack D. McSpadden, Jr.
	Name:	Jack D. McSpadden, Jr.
	Title:	Managing Director

Accepted in New York, New York

CREDIT SUISSE SECURITIES (USA) LLC

By	/s/ Sharon Harrison
	Name:	Sharon Harrison
	Title:	Director

Accepted in New York, New York

DEUTSCHE BANK SECURITIES INC.

By	/s/ Mary Hardgrove
Name: Mary Hardgrove
Title: Managing Director

By	/s/ Anguel Zaprianov
Name: Anguel Zaprianov
Title: Managing Director

Accepted in New York, New York

GOLDMAN, SACHS & CO.

By	/s/ Ryan Gilliam
	Name:	Ryan Gilliam
	Title:	Vice President

Accepted in New York, New York

HSBC SECURITIES (USA) INC.

By	/s/ Elsa Y. Wang
	Name:	Elsa Y. Wang
	Title:	Vice President

Accepted in New York, New York

ING FINANCIAL MARKETS LLC

By	/s/ Scott Dainton
	Name:	Scott Dainton
	Title:	Managing Director

Accepted in New York, New York

J.P. MORGAN SECURITIES LLC

By	/s/ Robert Bottamedi
	Name:	Robert Bottamedi
	Title:	Vice President

Accepted in New York, New York

LLOYDS SECURITIES INC.

By	/s/ Samir S. Lalvani
	Name:	Samir S. Lalvani
	Title:	Managing Director

Accepted in New York, New York

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By	/s/ Joseph A. Crowley
Name: Joseph A. Crowley
Title: Director

Accepted in New York, New York

MIZUHO SECURITIES USA INC.

By	/s/ Timothy J. Cox
Name: Timothy J. Cox
Title: Executive Director

Accepted in New York, New York

MORGAN STANLEY & CO. LLC

By	/s/ Yurij Slyz
	Name:	Yurij Slyz
	Title:	Executive Director

Accepted in New York, New York

NABSECURITIES, LLC

By	/s/ Akbar Shah
	Name:	Akbar Shah
	Title:	Vice President

Accepted in New York, New York

NATIXIS SECURITIES AMERICAS LLC

By	/s/ Timothy Dilworth
	Name:	Timothy Dilworth
	Title:	Managing Director

By	/s/ Eugene Weissberger
	Name:	Eugene Weissberger
	Title:	Vice President

Accepted in New York, New York

NOMURA SECURITIES INTERNATIONAL, INC.

By	/s/ James W. Merli
	Name:	James W. Merli
	Title:	Managing Director

Accepted in New York, New York

PNC CAPITAL MARKETS LLC

By	/s/ Robert W. Thomas
Name: Robert W. Thomas
Title: Managing Director

Accepted in New York, New York

RBC CAPITAL MARKETS, LLC

By	/s/ Scott G. Primrose
	Name:	Scott G. Primrose
	Title:	Authorized Signatory

Accepted in New York, New York

RBS SECURITIES INC.

By	/s/ Timothy Blair
	Name:	Timothy Blair
	Title:	Vice President

Accepted in New York, New York

SANTANDER INVESTMENT SECURITIES INC.

By	/s/ Dan Vallimarescu
	Name:	Dan Vallimarescu
	Title:	Managing Director

By	/s/ Richard Zobkiw
	Name:	Richard Zobkiw
	Title:	Vice President

Accepted in New York, New York

SCOTIA CAPITAL (USA) INC.

By	/s/ Paul Mckeown
	Name:	Paul Mckeown
	Title:	Managing Director

Accepted in New York, New York

SG AMERICAS SECURITIES, LLC

By	/s/ Josh Witz
	Name:	Josh Witz
	Title:	Managing Director

Accepted

SMBC NIKKO CAPITAL MARKETS LIMITED

By	/s/ Stephen Apted
	Name:	Stephen Apted
	Title:	Managing Director

Accepted in New York, New York

STANDARD CHARTERED BANK

By	/s/ Steven Aloupis
Name: Steven Aloupis
Title: Managing Director Capital Markets

Accepted in New York, New York

UBS SECURITIES LLC

By	/s/ Alex Cowley
Name: Alex Cowley
Title: Managing Director

By	/s/ Mehdi Manii
Name: Mehdi Manii
Title: Associate Director

Accepted in New York, New York

UNICREDIT CAPITAL MARKETS LLC

By	/s/ Andy Lupo
	Name:	Andy Lupo
	Title:	Managing Director

By	/s/ Sambamurty Kambhampati
	Name:	Sambamurty Kambhampati
	Title:	Principal

Accepted in New York, New York

U.S. BANCORP INVESTMENTS, INC.

By	/s/ Chris Cicoletti
	Name:	Chris Cicoletti
	Title:	Managing Director

Accepted in New York, New York

WELLS FARGO SECURITIES, LLC

By	/s/ Carolyn Hurley
	Name:	Carolyn Hurley
	Title:	Director

ANNEX I

AMERICAN INTERNATIONAL GROUP, INC.

U.S. $[—]

MEDIUM-TERM NOTES, SERIES H

TERMS AGREEMENT

[            ], 20[    ]

[Name(s) and Address(es) of Agent(s)]

Ladies and Gentlemen:

American International Group, Inc. (the “Company”) proposes, subject to the terms and conditions stated herein and in the Distribution Agreement, dated May 3, 2013 (the “Distribution Agreement”), between the Company on the one hand and [Name(s) of Agent(s)] (individually, an “Agent” and collectively, the “Agents”) on the other, to issue and sell to [Name(s) of Agent(s)] the securities specified in Schedule I hereto (the “Purchased Securities”). Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Agents, as agents of the Company, of offers to purchase Securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Nothing contained herein or in the Distribution Agreement shall make any party hereto an agent of the Company or make such party subject to the provisions therein relating to the solicitation of offers to purchase Securities from the Company, solely by virtue of its execution of this Terms Agreement. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement, except that each representation and warranty in Section 0 of the Distribution Agreement which makes reference to the Registration Statement or the Prospectus shall be deemed to be a representation and warranty as of the date of the Distribution Agreement in relation to the Registration Statement or the Prospectus (each as therein defined), and also a representation and warranty as of the date of this Terms Agreement and as of the Time of Delivery (as defined in the Distribution Agreement) in relation to the Registration Statement or the Prospectus as amended and supplemented in relation to the Purchased Securities. Capitalized terms not defined herein shall have the meanings ascribed to them in the Distribution Agreement.

An amendment to the Registration Statement, or a supplement to the Prospectus, or a Term Sheet, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to you, is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Distribution Agreement incorporated herein by reference, the Company agrees to issue and sell to [Name(s) of Agent(s)] and [Name(s) of Agent(s)] [severally] agree[s] to purchase from the Company the Purchased Securities, at the time and place, in the principal amount and at the purchase price [opposite your respective name] set forth in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us [    ] counterparts hereof, and, upon acceptance hereof by you, this letter and such acceptance hereof, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between you and the Company. You further agree that any Purchased Securities offered and sold by you to the initial purchasers will be offered and sold at the price to public, and in accordance with the provisions relating to commissions and fees, if any, set forth in Schedule I hereto, unless you and the Company otherwise agree.

AMERICAN INTERNATIONAL GROUP, INC.

By
Name:
Title:

Accepted:

[Name(s) of Agent(s)]

By:

Name:

Title:

SCHEDULE I TO ANNEX I

Title of Purchased Securities:	Medium-Term Notes, Series H

Aggregate Principal Amount:	[$ ] or [ ] units of other Specified Currency

Price to Public:

Applicable Time:	[time of day, month, day and year]

Purchase Price by [Name(s) of Agent(s)]:	% of the principal amount of the Purchased Securities[ , plus accrued interest from to ] [and accrued amortization, if any, from to ]

Method of and Specified Funds for Payment of Purchase Price:	[By wire transfer to a bank account specified by the Company in [next day] [immediately available] funds]

Indenture:	The Indenture, dated as of October 12, 2006, as amended by the Fourth Supplemental Indenture, dated as of April 18, 2007, and the Eighth Supplemental Indenture, dated as of December 3, 2010 (as so amended, and as it may be amended or supplemented from time to time, the “Indenture”), each between the Company and The Bank of New York Mellon, as Trustee

Time of Delivery:

Closing Location for Delivery of Securities:

Maturity Date:

Interest Rate:	[ %]

Interest Payment Dates:	[months and dates]

Regular Record Dates:	[months and dates]

Documents to be Delivered:	The following documents referred to in the Distribution Agreement shall be delivered as a condition to the Closing: [None]

[1. The officers’ certificate referred to in Section 4(g).]

[2. The opinions or letters of counsel to the Company referred to in Section 4(h).]

[3. The opinion or letter of counsel to the Agents referred to in Section 6(c).]

[4. The accountants’ letter referred to in Section 4(i).]

SCHEDULE II TO ANNEX I

(a)	Issuer Free Writing Prospectuses:

[Term Sheet in the form set forth in ANNEX II of the Distribution Agreement, but only if the Company is requested by the Agent(s) to prepare and file such Term Sheet pursuant to Section 4(a) of the Distribution Agreement.]

(b)	Additional Information in Pricing Disclosure Package:

[List any free writing prospectus, other than the Term Sheet, that the Company and the Agent(s) have expressly agreed in writing to include as part of the Pricing Disclosure Package.]

ANNEX II

FORM OF TERM SHEET

[To be Modified as Appropriate and Completed prior to the Applicable Time]

AMERICAN INTERNATIONAL GROUP, INC.

[Notes]

Issuer:	American International Group, Inc.

Legal Format:	SEC Registered

Securities	[—]

Expected Ratings (Moody’s / S&P)*:	[Reserved]

Security Type:	[—]

Trade Date:	[—], 20[ ]

Settlement Date:	[—], 20[ ] (T +3)

Maturity Date:	[—], 20[ ]

Principal Amount:	[—]

Price to Public:	[—]% of principal amount

Gross Underwriting Discount:	[—]%

Net Proceeds to Issuer Before Expenses:	$[—]

Spread to Treasury Benchmark:	[—] basis points

Treasury Benchmark:	[—]

Treasury Benchmark Yield:	[—]%

Coupon:	[—]%

Yield to Maturity	[—]%

Interest Payment Dates:	[—]

Day Count Convention:	[—]

Denominations:	[—]

Optional Redemption:	[—]

CUSIP/ISIN:	[—]

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

AII-1

[TREASURY BENCHMARK/TREASURY PRICE AND YIELD/SPREAD TO TREASURY/REOFFER YIELD/MINIMUM DENOMINATIONS/OTHER PROVISIONS:]

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternately, the issuer, any agent or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free                     .

AI-2

ANNEX III

FORM OF OPINION OF SULLIVAN & CROMWELL LLP

[            ], 20[    ]

[Name of Agent(s)] [Address(es)]

Ladies and Gentlemen:

[USE THE FOLLOWING IF THE OPINION IS NOT BEING DELIVERED AT A TIME OF DELIVERY – [In connection with the execution today by you and American International Group, Inc., a Delaware corporation (the “Company”), of the Distribution Agreement, dated May 3, 2013 (the “Distribution Agreement”), relating to] [In connection with the offering and sale from time to time by you of] the Company’s Medium-Term Notes, Series H, at an initial offering price of up to $1,000,000,000 aggregate principal amount (or the equivalent thereof in one or more foreign or composite currencies or currency units) (such series of securities being hereinafter referred to as the “Series” and any securities to be issued from time to time as part of such Series on or after the date hereof being hereinafter referred to individually as a “Security” and collectively as the “Securities”), to be issued pursuant to the Indenture, dated as of October 12, 2006, as amended by the Fourth Supplemental Indenture, dated as of April 18, 2007, and the Eighth Supplemental Indenture, dated as of December 3, 2010 (as so amended, the “Indenture”), each between the Company and The Bank of New York Mellon, as Trustee (the “Trustee”), we, as counsel for the Company, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, it is our opinion that:]

[USE THE FOLLOWING IF THE OPINION IS BEING DELIVERED AT A TIME OF DELIVERY — In connection with the [several] purchase[s] today by you [and the other Agents named in Schedule I to][pursuant to] the Terms Agreement, dated [            ], 201[    ] (the “Terms Agreement”), between American International Group, Inc., a Delaware corporation (the “Company”), and you (the “Agent[s]”) (which Terms Agreement incorporates by reference certain provisions of the Distribution Agreement, dated May 3, 2013 (the “Distribution Agreement”), between the Company and you), of $[        ] aggregate principal amount of the Company’s [                    ] Notes due [                    ] (the “Securities”) issued pursuant to the Indenture, dated as of October 12, 2006, as amended by the Fourth Supplemental Indenture, dated as of April 18, 2007, and the Eighth Supplemental Indenture, dated as of December 3, 2010 (as so amended, the

AIII-1

“Indenture”), between the Company and The Bank of New York Mellon, as Trustee (the “Trustee”), we, as counsel for the Company, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, it is our opinion that:]

(1) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware.

(2) The Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act of 1939, as amended, and constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(3) The Distribution Agreement [USE THE FOLLOWING IF THE OPINION IS BEING DELIVERED AT A TIME OF DELIVERY — and the Terms Agreement] [has][have] been duly authorized, executed and delivered by the Company.

[USE THE FOLLOWING IF THE OPINION IS NOT BEING DELIVERED AT A TIME OF DELIVERY — (4) The Series has been duly authorized and established in conformity with the Indenture and, when the terms of a particular Security and of its issuance and sale have been duly authorized and established by all necessary corporate action in conformity with the Indenture, and such Security has been duly prepared, executed, authenticated and issued in accordance with the Indenture and delivered against payment in accordance with the Distribution Agreement and any applicable Terms Agreement (as such term is defined in the Distribution Agreement), such Security will constitute a valid and legally binding obligation of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.]

[USE THE FOLLOWING IF THE OPINION IS BEING DELIVERED AT A TIME OF DELIVERY — (4) The Securities have been duly authorized, executed, authenticated, issued and delivered and constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.]

(5) The Company is not [USE THE FOLLOWING IF THE OPINION IS BEING DELIVERED AT A TIME OF DELIVERY — , and after giving effect to the offering and sale of the Securities and the application of the proceeds as described in the Prospectus (as such term defined in the Distribution Agreement) relating to the Securities, would not be on the date hereof,] an “investment company” as defined in the Investment Company Act of 1940, as amended.

AIII-2

(6) All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company under the Covered Laws for the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Securities, the Indenture [[and] / [                    ,]] the Distribution Agreement [USE THE FOLLOWING IF THE OPINION IS BEING DELIVERED AT A TIME OF DELIVERY – and the Terms Agreement] (the “Covered Documents”) have been obtained or made.]

(7) The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Covered Documents will not violate any Covered Laws, except for such violations that would not have a Material Adverse Effect (as defined in the Distribution Agreement) or affect the validity of the Securities.

(8) The execution and delivery by the Company of the Covered Documents do not, and the performance by the Company of its obligations under the Covered Documents will not, (a) violate the Company’s Restated Certificate of Incorporation or the Company’s By-laws, in each case as in effect on the date hereof, or (b) result in a default under or breach of any of the agreements listed on Annex A hereto, except in the case of clause (b) for such defaults or breaches that would not have a Material Adverse Effect or affect the validity of the Securities; provided, however, that we are expressing no opinion in clause (b) of this paragraph as to compliance with any financial or accounting test, or any limitation or restriction expressed as a dollar amount, ratio or percentage.

[USE THE FOLLOWING IF THE OPINION IS NOT BEING DELIVERED AT A TIME OF DELIVERY — In connection with our opinions set forth in paragraphs (4), (6), (7) and (8) above, we have assumed that at the time of the issuance, sale and delivery of each particular Security, the authorization of the Series will not have been modified or rescinded and, with respect to each Security, that such Security will conform to one of the forms of Securities examined by us.

In connection with our opinion set forth in paragraph (4) above, we have assumed that at the time of the issuance, sale and delivery of each particular Security there will not have occurred any change in law affecting the validity, legally binding character or enforceability of such Security and that the issuance, sale and delivery of such Security, all of the terms of such Security and the performance by the Company of its obligations thereunder will comply with applicable law and with each requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and will not result in a default under or a breach of any agreement or instrument then binding upon the Company.

In connection with our opinion set forth in paragraph (4) above, we have also assumed, with respect to each Security represented by a master Security, that the pricing supplement relating to any Security represented and issued under such master Security is duly recorded by the paying agent in Schedule A to such master Security and duly filed and retained by the paying agent as provided in such master Security and that the terms incorporated by reference from any pricing supplement into such master Security are contemplated by such master Security to be so incorporated by reference and are not inconsistent with the terms of such master Security.

AIII-3

In connection with our opinion set forth in paragraph (6) above, we have assumed with respect to each particular Security that the inclusion of any alternative or additional terms in such Security that are not currently specified in the forms of Securities examined by us would not require the Company to obtain any regulatory consent, authorization or approval or make any regulatory filing in order for the Company to issue, sell and deliver such Security.

In connection with our opinion set forth in paragraph (8) above, we have assumed with respect to each particular Security that the inclusion of any alternative or additional terms in such Security that are not currently specified in the forms of Securities examined by us will not cause the issuance, sale or delivery of such Security, the terms of such Security or the compliance of the Company with such terms, to violate the Company’s Restated Certificate of Incorporation or By-Laws, in each case as in effect on the date hereof, or result in a default under or breach of any of the agreements listed on Annex A hereto.]

[USE THE FOLLOWING IF THE OPINION IS NOT BEING DELIVERED AT A TIME OF DELIVERY OR IF THE SECURITIES ARE DENOMINATED IN A NON-U.S. DOLLAR CURRENCY — In connection with our opinion set forth in paragraph (4) above, we note that, as of the date of this opinion, a judgment for money in an action based on Securities denominated in foreign currencies or currency units in a Federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment. In the case of a Security denominated in a foreign currency, a state court in the State of New York rendering a judgment on such Security would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the Security is denominated, and such judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment.]

The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and we express no opinion as to the effect of the laws of any other jurisdiction.

We are expressing no opinion in paragraphs (6) and (7) above, insofar as performance by the Company of its obligations under any Covered Document is concerned, as to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights. Also, for purposes of the opinions in paragraphs (6) and (7) above, “Covered Laws” means the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware (including in each case the published rules or regulations thereunder) that in our experience normally are applicable to general business corporations and transactions such as those contemplated by the Covered Documents; provided, however, that, for purposes of paragraph (7) above, such term does not include Federal securities laws and, for purposes of paragraphs (6) and (7) above, such term does not include state securities laws, insurance laws of any jurisdiction, antifraud laws and fraudulent transfer laws, tax laws, the Employee Retirement Income Security Act of 1974, as amended, antitrust laws or any law that is applicable to the Company, the Covered Documents or the transactions contemplated thereby solely as part of a regulatory regime applicable to the Company or its affiliates due to its or their status, business or assets.

AIII-4

[USE THE FOLLOWING IF THE OPINION IS NOT BEING DELIVERED AT A TIME OF DELIVERY — We have also relied as to certain matters upon information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee and that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.]

[USE THE FOLLOWING IF THE OPINION IS BEING DELIVERED AT A TIME OF DELIVERY — We have also relied as to certain matters upon information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee, that the Securities conform to the specimens thereof examined by us, that the Trustee’s certificates of authentication of the Securities have been manually signed by one of the Trustee’s authorized officers, and that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.]

This letter is furnished by us, as counsel to the Company, to you[                    , as Representatives of the Agents,] solely for [your][the] benefit [in your capacity as Agent][of the Agents in their capacity as such], and may not be relied on by any other person. This letter may not be quoted, referred to or furnished to any purchaser or prospective purchaser of the Securities and may not be used in furtherance of any offer or sale of the Securities.

Very truly yours,

AIII-5

Annex A1

1.	Tax Asset Protection Plan, dated as of March 9, 2011, between the Company and Wells Fargo Bank N.A., as Rights Agent;

2.	Indenture, dated as of July 15, 1989, from the Company to The Bank of New York Mellon (formerly known as The Bank of New York) (“BoNY”), as supplemented by the First Supplemental Indenture, dated as of May 15, 2003, the Second Supplemental Indenture, dated as of September 30, 2005; the Third Supplemental Indenture, dated as of April 20, 2006; and the Fourth Supplemental Indenture, dated as of June 16, 2006;

3.	Junior Subordinated Debt Indenture, dated as of March 13, 2007, between the Company and BoNY, as supplemented by the First Supplemental Indenture, dated as of March 13, 2007; the Second Supplemental Indenture, dated as of March 15, 2007; the Third Supplemental Indenture, dated as of March 15, 2007; the Fourth Supplemental Indenture, dated as of June 7, 2007; the Fifth Supplemental Indenture, dated as of December 18, 2007; the Sixth Supplemental Indenture, dated as of May 16, 2008; the Seventh Supplemental Indenture, dated as of May 16, 2008; the Eighth Supplemental Indenture, dated as of May 16, 2008; the Ninth Supplemental Indenture, dated as of May 20, 2008; the Tenth Supplemental Indenture, dated as of May 22, 2008; and the Eleventh Supplemental Indenture, dated as of May 22, 2008;

4.	Senior Indenture, dated as of April 15, 1993, between the Company (as successor of SunAmerica Inc.) and BoNY (as successor to The First National Bank of Chicago);

5.	Senior Indenture, dated as of November 15, 1991, between the Company (as successor of SunAmerica Inc.) and BoNY (as successor to The First National Bank of Chicago);

6.	Indenture, dated as of November 9, 2007, among AIG Program Funding, Inc., the Company and BoNY;

7.	Indenture, dated as of June 16, 2006, among AIG Matched Funding Corp., the Company and BoNY;

8.	First Amended and Restated Credit Agreement, dated as of October 5, 2012, among the Company, the subsidiary borrowers party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and each Several L/C Agent party thereto;

9.	Indenture, dated as of October 12, 2006, as amended by the Fourth Supplemental Indenture, dated as of April 18, 2007, and the Eighth Supplemental Indenture, dated as of December 3, 2010, between the Company and BoNY, as Trustee; and

10.	Subordinated Debt Indenture, dated as of August 23, 2012, between American International Group, Inc. and BoNY, as supplemented by the First Supplemental Indenture, dated as of August 23, 2012.

[1]	To be updated as appropriate.

AIII-6

ANNEX IV

FORM OF LETTER OF SULLIVAN & CROMWELL LLP

[            ], 20[    ]

[Name of Agent(s)] [Address(es)]

Ladies and Gentlemen:

This is with reference to the registration under the Securities Act of 1933, as amended (the “Act”), and offering of [USE THE FOLLOWING IF THE LETTER IS NOT BEING DELIVERED AT A TIME OF DELIVERY — up to $1,000,000,000 aggregate principal amount (or the equivalent thereof in one or more foreign or composite currencies or currency units) of Medium-Term Notes, Series H][USE THE FOLLOWING IF THE LETTER IS BEING DELIVERED AT A TIME OF DELIVERY — $[        ] aggregate principal amount of [    ]% Notes due [            ]] (the “Securities”) of American International Group, Inc. (the “Company”).]

The Registration Statement, as amended by Post-Effective Amendment No. 1, relating to the Securities (File No. 333-182469) was filed on Form S-3 in accordance with procedures of the Securities and Exchange Commission (the “Commission”) permitting a delayed or continuous offering of securities pursuant thereto and, if appropriate, a post-effective amendment, document incorporated by reference therein or prospectus supplement that provides information relating to the terms of the Securities and the manner of their distribution. [USE THE FOLLOWING IF THE LETTER IS NOT BEING DELIVERED AT A TIME OF DELIVERY — The Securities will be offered by the Prospectus dated June 29, 2012 (the “Basic Prospectus”), as supplemented by the Prospectus Supplement dated May 3, 2013 (the “Prospectus Supplement”), which updates or supplements certain information contained in the Basic Prospectus. The Basic Prospectus will be further supplemented by pricing supplements, each of which will be dated approximately as of the date of sale of particular Securities and will furnish information as to the specific terms thereof.][USE THE FOLLOWING IF THE LETTER IS BEING DELIVERED AT A TIME OF DELIVERY — The Securities have been offered by the Prospectus dated June 29, 2012 (the “Basic Prospectus”), as supplemented by the Prospectus Supplement, dated May 3, 2013 (the “Prospectus Supplement”), and the Pricing Supplement No. [    ], dated [—], 20[    ] (the “Pricing Supplement”), which update or supplement certain information contained in the Basic Prospectus.] The Basic Prospectus, as supplemented by the Prospectus Supplement, does not necessarily contain a current description of the Company’s business and affairs since, pursuant to Form S-3, it incorporates by reference certain documents filed with the Commission that contain information as of various dates.

As counsel to the Company, we reviewed the Registration Statement, the Basic Prospectus [and][            ,] the Prospectus Supplement [and the Pricing Supplement], [USE THE FOLLOWING IF THE LETTER IS BEING DELIVERED AT A TIME OF DELIVERY - and

AIV-1

the documents listed in Schedule A hereto (those listed documents, taken together with the Basic Prospectus [and][                    ,] the Prospectus Supplement [and the Pricing Supplement], being referred to herein as the “Pricing Disclosure Package”),] [and] participated in discussions with your representatives and those of the Company, its accountants and its counsel. Between the date of the [Prospectus Supplement][Pricing Supplement] and the time of delivery of this letter, we participated in further discussions with your representatives and those of the Company, its accountants and its counsel concerning certain matters relating to the Company [and] reviewed certificates of certain officers of the Company [                    , letters addressed to you from the Company’s accountants] [and an opinion addressed to you from counsel to the Company]. On the basis of the information that we gained in the course of the performance of the services referred to above, considered in the light of our understanding of the applicable law (including the requirements of Form S-3 and the character of the prospectus contemplated thereby) and the experience we have gained through our practice under the Act, we confirm to you that, in our opinion, each part of the Registration Statement, when such part became effective, and the Basic Prospectus, as supplemented by the Prospectus Supplement [and the Pricing Supplement], as of [USE THE FOLLOWING IF THE LETTER IS NOT BEING DELIVERED AT A TIME OF DELIVERY OR IN CONNECTION WITH THE FILING OF AN ANNUAL REPORT ON FORM 10-K OR QUARTERLY REPORT ON FORM 10-Q OF THE COMPANY - the date of the Prospectus Supplement][USE THE FOLLOWING IF THE LETTER IS BEING DELIVERED IN CONNECTION WITH THE FILING OF AN ANNUAL REPORT ON FORM 10-K OR QUARTERLY REPORT ON FORM 10-Q OF THE COMPANY — [—], 20[—], the date of the filing of the Company’s [Annual Report on Form 10-K for the fiscal year ended December 31, 20[—]][Quarterly Report on Form 10-Q for the quarterly period ended [—], 20[—]][USE THE FOLLOWING IF THE LETTER IS BEING DELIVERED AT A TIME OF DELIVERY — the date of the Pricing Supplement], appeared on their face to be appropriately responsive, in all material respects relevant to the offering of the Securities, to the requirements of the Act, the Trust Indenture Act of 1939 and the applicable rules and regulations of the Commission thereunder. Also, we confirm to you that the statements contained in the Registration Statement, the Basic Prospectus and the Prospectus Supplement under the captions “Description of Debt Securities AIG May Offer” in the Basic Prospectus and “Description of Notes We May Offer” in the Prospectus Supplement, insofar as they relate to provisions of the Securities, the Indenture under which the Securities are being issued and the Distribution Agreement relating to the Securities therein described, and the statements under the captions “Material United States Taxation Considerations” in the Basic Prospectus and “Material United States Taxation Considerations” in the Prospectus Supplement, insofar as they relate to provisions of United States Federal tax law therein described, constitute a fair and accurate summary of such provisions in all material respects.

Further, nothing that came to our attention in the course of such review has caused us to believe that, insofar as relevant to the offering of the Securities,

(a) any part of the Registration Statement, when such part became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or

[USE THE FOLLOWING IF THE LETTER IS BEING DELIVERED AT A TIME OF DELIVERY — (b) the Pricing Disclosure Package, as of [    :00] [A/P].M. on [            ], 20[    ]

AIV-2

(which you have informed us is prior to the time of the first sale of the Securities by any Agent), [when considered together with the price to the public and underwriting discount] for the Securities set forth on the cover of the Pricing Supplement and the statements made under the caption[s] “Description of Debt Securities AIG May Offer” in the Basic Prospectus and “Description of Notes We May Offer” in the Prospectus Supplement, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or] [(b)][(c)] the Basic Prospectus, as supplemented by the Prospectus Supplement [and the Pricing Supplement], as of [the date of the Prospectus Supplement] [the date hereof] [the date of the Pricing Supplement], contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.]

[USE THE FOLLOWING IF THE LETTER IS BEING DELIVERED AT A TIME OF DELIVERY — We also advise you that nothing that came to our attention in the course of the procedures described in the second sentence of this paragraph has caused us to believe that the Basic Prospectus, as supplemented by the Prospectus Supplement and the Pricing Supplement, as of the time of delivery of this letter, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.]

The limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, any Post-Effective Amendment thereto, the Basic Prospectus [or][                    ,] the Prospectus Supplement [or][                    ,][the Pricing Supplement][or the Pricing Disclosure Package], except to the extent specifically noted in the third sentence of the second preceding paragraph. Also, we do not express any opinion or belief as to the financial statements or other financial data derived from accounting records contained in the Registration Statement, any Post-Effective Amendment thereto, the Basic Prospectus [or][                    ,] the Prospectus Supplement [or][                    ,][the Pricing Supplement] [or the Pricing Disclosure Package], management’s report of its assessment of the effectiveness of the Company’s internal control over financial reporting or the auditor’s report as to the Company’s internal control over financial reporting, each as included in the Registration Statement, the Basic Prospectus [or][                    ,] the Prospectus Supplement [or][                    ,][the Pricing Supplement] [or the Pricing Disclosure Package], or as to the statement of the eligibility of the Trustee under the Indenture under which the Securities are being issued.

This letter is furnished by us, as counsel to the Company, to you[                    , as Representatives of the Agents,] solely for [your][the] benefit [in your capacity as Agent][of the Agents in their capacity as such], and may not be relied on by any other person. This letter may not be quoted, referred to or furnished to any purchaser or prospective purchaser of the Securities and may not be used in furtherance of any offer or sale of the Securities.

Very truly yours,

AIV-3

SCHEDULE A

[List documents other than the Basic Prospectus and the Prospectus Supplement that are included in the Pricing Disclosure Package.]

AIV-4

ANNEX V

FORM OF OPINION OF JAMES J. KILLERLANE III

I am an Associate General Counsel and Assistant Secretary of American International Group, Inc., a Delaware corporation (the “Company”), and, as such, I am generally familiar with the corporate affairs of the Company.

This is with reference to the registration under the Securities Act of 1933, as amended (the “Act”), and offering of [USE THE FOLLOWING IF THE LETTER IS NOT BEING DELIVERED AT A TIME OF DELIVERY — up to $1,000,000,000 aggregate principal amount (or the equivalent of $1,000,000,000 in one or more foreign or composite currencies or currency units) of Medium-Term Notes, Series H][USE THE FOLLOWING IF THE LETTER IS BEING DELIVERED AT A TIME OF DELIVERY — $[        ] aggregate principal amount of [    ]% Notes due [                    ]] (the “Securities”) of American International Group, Inc. (the “Company”), to be issued pursuant to the Indenture, dated as of October 12, 2006, as amended by the Fourth Supplemental Indenture, dated as of April 18, 2007, and the Eighth Supplemental Indenture, dated as of December 3, 2010 (as so amended, the “Indenture”), each between the Company and The Bank of New York Mellon, as Trustee (the “Trustee”), and to be offered for sale pursuant to the Distribution Agreement, dated May 3, 2013 (the “Distribution Agreement”), relating to the Securities.

The Registration Statement, as amended by Post-Effective Amendment No. 1, relating to the Securities (File No. 333-182469) was filed on Form S-3 in accordance with procedures of the Securities and Exchange Commission (the “Commission”) permitting a delayed or continuous offering of securities pursuant thereto and, if appropriate, a post-effective amendment, document incorporated by reference therein or prospectus supplement that provides information relating to the terms of the securities and the manner of their distribution. [USE THE FOLLOWING IF THE LETTER IS NOT BEING DELIVERED AT A TIME OF DELIVERY — The Securities will be offered by the Prospectus dated June 29, 2012 (the “Basic Prospectus”), as supplemented by the Prospectus Supplement dated May 3, 2013 (the “Prospectus Supplement”), which updates or supplements certain information contained in the Basic Prospectus. The Basic Prospectus will be further supplemented by pricing supplements, each of which will be dated approximately as of the date of sale of particular Securities and will furnish information as to the specific terms thereof.][USE THE FOLLOWING IF THE LETTER IS BEING DELIVERED AT A TIME OF DELIVERY — The Securities have been offered by the Prospectus dated June 29, 2012 (the “Basic Prospectus”), as supplemented by the Prospectus Supplement, dated May 3, 2013 (the “Prospectus Supplement”), and the Pricing Supplement No. [    ], dated [—], 20[    ] (the “Pricing Supplement”), which update or supplement certain information contained in the Basic Prospectus.] The Basic Prospectus, as so supplemented, does not necessarily contain a current description of the Company’s business and affairs because, pursuant to Form S-3, it incorporates by reference certain documents filed with the Commission that contain information as of various dates.

In rendering my opinion, I, as an Associate General Counsel and Assistant Secretary of the Company, have examined the Registration Statement, the Basic Prospectus [and][                    ,] the

Prospectus Supplement [and the Pricing Supplement], [USE THE FOLLOWING IF THE LETTER IS BEING DELIVERED AT A TIME OF DELIVERY - and the documents listed in Schedule A hereto (those listed documents, taken together with the Basic Prospectus [and][                    ,] the Prospectus Supplement as amended or supplemented immediately prior to the Applicable Time (as defined below) [and Pricing Supplement], being referred to herein as the “Pricing Disclosure Package”),] and I have examined such corporate records, certificates and other documents, and have reviewed such questions of law, as I have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination and review, it is my opinion that:

(i) To the best of my knowledge and information, there are no contracts or other documents required to be summarized or disclosed or filed as exhibits to the Registration Statement or as exhibits to the documents incorporated by reference therein other than those summarized or disclosed in the Registration Statement or filed as exhibits thereto or to such documents incorporated by reference, and there are no legal or governmental proceedings pending or threatened of a character required to be disclosed in the Registration Statement and the Basic Prospectus, as supplemented by the Prospectus Supplement [and the Pricing Supplement], which are not disclosed and properly described therein;

(ii) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware; the Company has corporate power and authority to own its properties and to conduct its businesses as described in the Basic Prospectus, as supplemented by the Prospectus Supplement [and the Pricing Supplement];

(iii) To the best of my knowledge and information, after due inquiry, the compliance by the Company with all of the provisions of the Securities, the Indenture, the Distribution Agreement and any Terms Agreement (as such term is defined in the Distribution Agreement), will not result in a breach of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement, or other material agreement or instrument in effect on the date hereof and known to me, to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company is subject or violate any judgment, order or decree of any court or governmental body applicable to the Company, except for such breaches, defaults and violations that would not have a Material Adverse Effect (as defined in the Distribution Agreement) or affect the validity of the Securities, nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation or the By-Laws of the Company in effect on the date hereof or in a violation of any Federal laws of the United States, the laws of the State of New York or the General Corporation Law of the State of Delaware (including in each case the published rules or regulations thereunder) that in my experience normally would be applicable to general business corporations and transactions such as those contemplated by the Distribution Agreement and any Terms Agreement; provided, however, that I am expressing no opinion in this paragraph as to the effect of Federal or state securities laws, insurance laws of any jurisdiction, antifraud laws and fraudulent transfer laws, tax laws, the Employee Retirement Income Security Act of 1974, as amended, antitrust laws or any law that is applicable to the Company, the Distribution Agreement or the transactions contemplated thereby solely as part of a regulatory regime applicable to the Company or its affiliates due to its or their status, business or assets. No consent, approval, authorization, order, registration or qualification of or with any court or any regulatory authority or other governmental body is required for the issue and sale of the Securities or the consummation by the Company of the other transactions contemplated by the Distribution Agreement (and any applicable Terms Agreement) or the Indenture, except for such consents, approvals, authorizations, orders, registrations or qualifications that the failure to obtain or make would not have a Material Adverse Effect or affect the validity of the Securities or such as have been obtained under the Act or the Trust Indenture Act, or may be required under state securities or Blue Sky laws (including insurance laws of any state relating to offers and sales of securities in such state) in connection with the solicitation by the Agents of the Company of offers to purchase Securities and with purchases of Securities by the Agents and any other firms as principals, as the case may be, both as contemplated by the Distribution Agreement (and any applicable Terms Agreement);

(iv) Nothing which came to my attention has caused me to believe that, insofar as relevant to the offering of the Securities,

(a) any part of the Registration Statement, when such part became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or

[USE THE FOLLOWING IF THE LETTER IS BEING DELIVERED AT A TIME OF DELIVERY — (b) the Pricing Disclosure Package, as of [    :00] [A/P].M. on [—], 20[    ] (the “Applicable Time”) (which such Agent has informed such counsel is prior to the time of the first sale of the Securities by any Agent), [when considered together with the price to the public and underwriting discount for the Securities set forth on the cover of the Pricing Supplement] contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or]

[(b)][(c)] the Prospectus as amended and supplemented [including by the Pricing Supplement], as of [the date of the Prospectus Supplement] [the date hereof] [the date of the Pricing Supplement], contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(v) The documents incorporated by reference in the Basic Prospectus, as supplemented by the Prospectus Supplement [and the Pricing Supplement], as of the date they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

In rendering the opinion in paragraph (iv), I do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Basic Prospectus, the Prospectus, [or] the Prospectus as amended or supplemented [or the Pricing Disclosure Package]. Also, in rendering the opinion in paragraphs (iv) and (v), I do not express any opinion or belief as to the financial statements or other financial data derived from accounting records contained in the Registration Statement, the Basic Prospectus[                    ,] [or] the Prospectus Supplement[                    , the Pricing Supplement] [or the Pricing Disclosure Package], or as to

management’s report of its assessment of the effectiveness of the Company’s internal control over financial reporting or the auditors’ report as to the Company’s internal control over financial reporting, each as included in the Registration Statement, the Basic Prospectus, the Prospectus Supplement[                    , the Pricing Supplement] [or the Pricing Disclosure Package], or as to the statement of the eligibility and qualification of the Trustee.

The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.

I have also relied as to certain matters upon information obtained from public officials, officers of the Company and other sources believed by me to be responsible, and I have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee, that the Securities conform to the respective specimens thereof examined by me, that the Trustee’s certificates of authentication of the Securities have been manually signed by one of the Trustee’s authorized officers, and that the signatures on all documents examined by me are genuine, assumptions which I have not independently verified.

This letter is furnished by me, as an Associate General Counsel and Assistant Secretary of the Company, to you[                    , as Representatives of the Agents,] solely for [your][the] benefit [in your capacity as Agent][of the Agents in their capacity as such], and may not be relied upon by any other person. This opinion may not be quoted, referred to or furnished to any purchaser or prospective purchaser of the Securities and may not be used in furtherance of any offer or sale of the Securities.

ANNEX VI

FORM OF LETTER OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

American International Group, Inc. and

The Agents listed on Schedule I

Ladies and Gentlemen:

We have audited:

1.	the consolidated financial statements of American International Group, Inc. (the “Company”) and subsidiaries as of December 31, [2012] and [2011] and for each of the three years in the period ended December 31, [2012] included in the Company’s Annual Report on Form 10-K (the “Form 10-K”)],

2.	the related financial statement schedules included in the Form 10-K, and

3.	the effectiveness of the Company’s internal control over financial reporting as of December 31, [2012].

The consolidated financial statements, financial statement schedules and management’s assessment referred to above are all incorporated by reference in the Registration Statement on Form S-3, as amended by Post-Effective Amendment No.1 (No. 333-182469), filed by the Company under the Securities Act of 1933, as amended (the “Act”); our report with respect thereto is also incorporated by reference in such registration statement. Such registration statement, of which the Prospectus dated June 29, 2012 forms a part, as supplemented by the Prospectus Supplement dated May 3, 2013 for the offering of the Company’s U.S. $1,000,000,000 Medium-Term Notes, Series H, is herein referred to as the “Registration Statement.”

In connection with the Registration Statement:

1.	We are an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

2.	In our opinion, the consolidated financial statements and financial statement schedules audited by us and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Securities Exchange Act of 1934, as amended, and the related rules and regulations adopted by the SEC.

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3.	We have not audited any financial statements of the Company as of any date or for any period subsequent to December 31, [2012]; although we have conducted an audit for the year ended December 31, [2012], the purpose (and therefore the scope) of such audit was to enable us to express our opinion on the consolidated financial statements as of December 31, [2012] and for the year then ended, but not on the financial statements for any interim period within such year. Therefore, we are unable to and do not express any opinion on the unaudited consolidated balance sheets as of [March 31, 2013] and the unaudited consolidated statements of income, of cash flows and of comprehensive income for the [three-month periods ended March 31, 2013 and 2012], and the unaudited condensed consolidated statement of equity for the three-month periods ended [March 31, 2013 and 2012], included in the Company’s quarterly report[s] on Form 10-Q for the quarter[s] ended [March 31, 2013], incorporated by reference in the Registration Statement, or on the Company’s financial position, results of operations or cash flows as of any date or for any period subsequent to December 31, [2012]. Also, we have not audited the Company’s internal control over financial reporting as of any date subsequent to December 31, [2012]. Therefore, we do not express any opinion on the Company’s internal control over financial reporting as of any date subsequent to December 31, [2012].

4.	For purposes of this letter, we have read the minutes (redacted only to omit information covered by AIG’s attorney-client privilege, if applicable) of the 20[—] Annual Meeting of Shareholders, meetings of the Board of Directors of the Company and the Audit Committee, the Compensation and Management Resources Committee, Finance and Risk Management Committee, the Nominating and Corporate Governance Committee, the Regulatory, Compliance and Public Policy Committee of the Board of Directors as set forth in the minute books at [—], 20[ ]. Officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein, except for the minutes of the Compensation and Management Resources Committee, the Finance and Risk Management Committee, the Nominating and Corporate Governance Committee and the Regulatory, Compliance and Public Policy Committee of the Board of Directors of the Company and its subsidiaries as set forth in the minute books at [—], 20[ ], officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein, except for the minutes of the [—], 20[ ] Audit Committee meetings, the minutes of the [—], 20[ ], Board of Directors meetings, [the minutes of the [—], [ ] Joint Finance and Risk Management Committee, Nominating and Corporate Governance Committee and Board of Directors meetings,] the minutes of the [—], 20[ ] Finance and Risk Management Committee meetings, the minutes of the [—], 20[ ] Regulatory, Compliance and Public Policy Committee meetings, the minutes of the [—], 20[ ] Compensation and Management Resources Committee meetings, the minutes of the [—], 20[ ] Nominating and Corporate Governance Committee meetings, which were not approved in final form, for which each of the above meetings, drafts, agendas or oral summaries of recent actions were provided to us; officials of the Company have represented that such drafts, agendas or oral summaries of recent actions included all substantive actions taken at such meetings. We have carried out other procedures to [—], 20[ ] (our work did not extend to [—], 20[ ]) as follows:

With respect to the three-month period[s] ended [March 31, 2013 and 2012], we have:

(i) performed the procedures (completed the procedures related to [March 31, 2013 on [—], 2013] specified by the PCAOB for a review of interim financial information as described in PCAOB AU 772, Interim Financial Information, on the unaudited condensed consolidated financial statements as of and for the three-month period ended [March 31, 2013 and 2012] included in the Company’s quarterly report[s] on Form 10-Q for the quarter[s] ended [March 31, 2013], incorporated by reference in the Registration Statement; and

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(ii) inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited condensed consolidated financial statements referred to in 4(i) above comply as to form in all material respects with the applicable accounting requirements of the Securities Exchange Act of 1934, as amended, as it applies to Form 10-Q and the related rules and regulations adopted by the SEC and found them to be on a basis substantially consistent with that of the audited consolidated financial statements.

The foregoing procedures do not constitute an audit made in accordance with standards of the PCAOB. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations as to the sufficiency of the foregoing procedures for your purposes.

5.	Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that:

(i) Any material modifications should be made to the unaudited consolidated financial statements described in 4(i), incorporated by reference in the Registration Statement, for them to be in conformity with generally accepted accounting principles.

(ii) The unaudited condensed consolidated financial statements described in 4(i) do not comply as to form in all material respects with the applicable accounting requirements of the Securities Exchange Act of 1934, as amended, as it applies to Form 10-Q and the related rules and regulations adopted by the SEC or would not be on a basis substantially consistent with that of the audited financial statements.

6.

Company officials have advised us that no consolidated financial data as of any date or for any period subsequent to [March 31, 2013] are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after [March 31, 2013] have, of necessity, been limited. We have inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether (a) at [—], 20[    ] there was any change in the capital stock, increase in long-term debt, or decrease in consolidated net assets or shareholders’ equity of the Company and subsidiaries consolidated as compared with amounts shown in the December 31, [2012],

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audited consolidated balance sheet incorporated by reference in the Registration Statement; or (b) for the period from [April 1, 2013 to [—], 2013], there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues or in the total or per-share amounts of net income.

Those officials referred to above stated that due to the fact that there is no consolidated financial data available subsequent to [March 31, 2013], they are unable to comment as to whether there was any such change, increase or decrease, except in all instances for changes, increases or decreases that the Registration Statement discloses have occurred or may occur.

7.	Our audit of the consolidated financial statements for the periods referred to in the introductory paragraph of this letter comprised audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole. For none of the periods referred to therein, or any other period, did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those enumerated above, and, accordingly, we express no opinion thereon.

8.	At your request, we have:

a.	Read the unaudited pro forma consolidated balance sheet as of [March 31, 2013], and the unaudited pro forma consolidated statements of income for the year ended December 31, [2012], included in the Registration Statement.

b.	Inquired of certain officials of the Company who have responsibility for financial and accounting matters about:

i.	The basis for their determination of the pro forma adjustments, and

ii.	Whether the unaudited pro forma information referred to in 9.a. complies as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X.

c.	Proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the unaudited pro forma consolidated financial statements.

The foregoing procedures are substantially less in scope than an examination, the objective of which is the expression of an opinion on management’s assumptions and the pro forma adjustments. Accordingly, we do not express such an opinion. The foregoing procedures would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representation about the sufficiency of such procedures for your purposes.

9.	Nothing came to our attention as a result of the procedures specified in paragraph 8, however, that caused us to believe that the unaudited pro forma information referred to in 8.a. incorporated by reference in the Registration Statement does not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X. Had we performed additional procedures, other matters might have come to our attention that would have been reported to you.

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10.	It should be understood that we make no representations regarding questions of legal interpretation or regarding the sufficiency for your purposes of the procedures enumerated in paragraph 8; also, such procedures would not necessarily reveal any material misstatement of the amounts or percentages listed above. Further, we have addressed ourselves solely to the foregoing data as set forth or incorporated by reference in the Registration Statement and make no representations regarding the adequacy of disclosure or regarding whether any material facts have been omitted.

11.	This letter is solely for the information of the addressees and to assist the agents in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the securities covered by the Registration Statement, and is not to be used, circulated, quoted, or otherwise referred to within or without the underwriting group for any other purpose, including but not limited to the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in the distribution agreement or in any list of closing documents pertaining to the offering of the securities covered by the Registration Statement.

Yours very truly,

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Schedule I

AIG Global Capital Markets Securities LLC

ANZ Securities, Inc.

Barclays Capital Inc.

Bank of New York Mellon Capital Markets, LLC

BNP Paribas Securities Corp.

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

Goldman, Sachs & Co.

HSBC Securities (USA) Inc.

ING Financial Markets LLC

J.P. Morgan Securities LLC

Lloyds Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith

 Incorporated

Mizuho Securities USA Inc.

Morgan Stanley & Co LLC

nabSecurities, LLC

Natixis Securities Americas LLC

Nomura Securities International, Inc.

PNC Capital Markets LLC

RBC Capital Markets, LLC

RBS Securities Inc.

Santander Investment Securities Inc.

Scotia Capital (USA) Inc.

SG Americas Securities, LLC

SMBC Nikko Capital Markets Limited

Standard Chartered Bank

UBS Securities LLC

UniCredit Capital Markets LLC

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

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ANNEX VII

AGENTS

AIG Global Capital Markets Securities, LLC 50 Danbury Road Wilton, CT 06897-4444	Morgan Stanley & Co. LLC 1585 Broadway, 29th Floor New York, New York 10036 Attn: Investment Banking Division

ANZ Securities, Inc. 277 Park Avenue, 31st Floor New York, New York 10172	nabSecurities, LLC 245 Park Ave, 28th floor New York, New York 10167

BNY Capital Markets, LLC 32 Old Slip, 16th Floor New York, NY 10286	Natixis Securities Americas LLC 1251 Avenue of the Americas New York, NY 10020

Barclays Capital Inc. 745 Seventh Avenue New York, New York 10019 Phone: 212-412-1535 Fax: 212-598-9148 Attn: Syndicate Registration	Nomura Securities International, Inc. 2 World Financial Center, Bldg. B New York, New York 10281

BNP Paribas Securities Corp. 787 Seventh Avenue New York, New York 10019	PNC Capital Markets LLC 249 Fifth Avenue Pittsburgh, Pennsylvania 15222-2707

Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013 Attn: Transaction Execution Group 33rd Floor	RBC Capital Markets, LLC Three World Financial Center 200 Vesey Street New York, New York 10281 Attn: DCM Transaction Management

Credit Suisse Securities (USA) LLC Eleven Madison Avenue New York, New York 10010	RBS Securities Inc. 600 Washington Boulevard Stamford, CT 06901 Attn: Debt Capital Markets/Syndicate Fax: 203-873-4534

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Deutsche Bank Securities Inc. 60 Wall Street New York, New York 10005 Attn: Debt Capital Markets Syndicate Fax: (212) 469-4877 Cc: General Counsel (Fax: (212) 797-4561)	Santander Investment Securities Inc. 45 East 53rd Street New York, New York 10022 Attn: Debt Capital Markets Phone: (212) 407-4520 Fax: (212) 407-0930

Goldman, Sachs & Co. 200 West Street New York, New York 10282 866-471-2526	Scotia Capital (USA) Inc. One Liberty Plaza 165 Broadway, 25th Floor New York, New York 10006

HSBC Securities (USA) Inc. 452 Fifth Avenue New York, New York 10018	SG Americas Securities, LLC 1221 Avenue of the Americas New York, New York 10020

ING Financial Markets LLC 1325 Avenue of the Americas, New York, New York 10019	SMBC Nikko Capital Markets Limited One New Change, London EC4M 9AF, UK

J.P. Morgan Securities LLC 383 Madison Avenue, New York, New York 10179 Attention: Investment Grade Syndicate Desk – 3rd floor Fax: (212) 834-6081.	Standard Chartered Bank One Basinghall Avenue, London, United Kingdom EC2V 5DD

Lloyds Securities Inc. 1095 Avenue of the Americas New York, New York 10013	UBS Securities LLC 677 Washington Boulevard Stamford, Connecticut 06901 Attention: Fixed Income Syndicate Telephone: 203-719-1088

Merrill Lynch, Pierce, Fenner & Smith Incorporated One Bryant Park New York, New York 10036 Fax: (646) 855-3073 Attn: Syndicate Department	UniCredit Capital Markets LLC 150 East 42nd Street New York, New York 10017

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Mizuho Securities USA Inc. 320 Park Ave New York, New York 10022-6815	U.S. Bancorp Investments, Inc. 214 South Tryon Street 26th Floor Charlotte, North Carolina 28202 Attn: High Grade Syndicate Fax: 877-774-3462

Wells Fargo Securities, LLC 550 South Tryon Street, 5th Floor Charlotte, NC 28202 Attention: Transaction Management Facsimile: 704-410-0326

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ANNEX VIII

FORM OF NOTICE OF NEW REGISTRATION STATEMENT

To the Agents listed in ANNEX VII of the Distribution Agreement

Ladies and Gentlemen:

Re: Notice of New Registration Statement on Form S-3 (No. [    ])

In accordance with the provisions of the Distribution Agreement, dated May 3, 2013 (the “Distribution Agreement”), between American International Group, Inc. (the “Company”) on the one hand and the Agents listed in ANNEX VII thereto, we hereby notify you that a Registration Statement on Form S-3 (No. [    ]) relating to the Securities was filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) on [date], [also identify any amendments filed] (the “New Registration Statement”) and was [effective upon filing/declared effective by the Commission as of [time] on [date]].

Accordingly, the file number contained in the definition of “Registration Statement” in the paragraph 1(a) of the Distribution Agreement shall be hereafter deemed to refer to the file number of the New Registration Statement, and all references in the Distribution Agreement to the “Registration Statement” shall be hereafter deemed to refer to the New Registration Statement.

AMERICAN INTERNATIONAL GROUP, INC.

By:

Name:
Title:

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ATTACHMENT A

AMERICAN INTERNATIONAL GROUP, INC.

ADMINISTRATIVE PROCEDURE

This Administrative Procedure (the “Procedure”) relates to the Securities defined in the Distribution Agreement, dated May 3, 2013 (the “Distribution Agreement”), between American International Group, Inc. (the “Company”) and the Agents listed in ANNEX VII (individually, an “Agent” and collectively, the “Agents”), to which this Procedure is attached as Attachment A. Capitalized terms used herein and not defined herein shall have the meanings given such terms in the Distribution Agreement, the Prospectus as amended or supplemented or the Indenture. To the extent the procedures set forth below conflict with the provisions of the Securities, the Indenture or the Distribution Agreement, the relevant provisions of the Securities, the Indenture and the Distribution Agreement shall control.

The procedures to be followed with respect to the settlement of sales of Securities directly by the Company to purchasers solicited by an Agent, as agent, are set forth below. The terms and settlement details related to a purchase of Securities by an Agent, as principal, from the Company will be set forth in a Terms Agreement pursuant to the Distribution Agreement, unless the Company and such Agent otherwise agree as provided in Section 2(b) of the Distribution Agreement, in which case the procedures to be followed in respect of the settlement of such sale will be as set forth below. An Agent, in relation to a purchase of a Security by a purchaser solicited by such Agent, is referred to herein as the “Selling Agent” and, in relation to a purchase of a Security by such Agent, as principal, other than pursuant to a Terms Agreement, as the “Purchasing Agent.”

The Company will advise each Agent in writing of those persons with whom such Agent is to communicate regarding offers to purchase Securities and the related settlement details.

Each Security will be issued only in fully registered form and will be represented by either a global security (a “Global Security”) delivered to the Trustee, as agent for The Depository Trust Company (the “Depositary”), and recorded in the book-entry system maintained by the Depositary (a “Book-Entry Security”) or a certificate issued in definitive form (a “Certificated Security”) delivered to a person designated by an Agent, as set forth in the applicable Pricing Supplement. An owner of a Book-Entry Security will not be entitled to receive a certificate representing such a Security, except as provided in the Indenture.

Book-Entry Securities will be issued in accordance with the Procedure set forth in Part I hereof, and Certificated Securities will be issued in accordance with the Procedure set forth in Part II hereof.

PART I:	PROCEDURE FOR BOOK-ENTRY SECURITIES

In connection with the qualification of the Book-Entry Securities for eligibility in the book-entry system maintained by the Depositary, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Blanket Letter of Representations from the Company and the Trustee to the

Depositary, dated May 3, 2013, and a Medium-Term Note Certificate Agreement between the Trustee and the Depositary, dated as of August 17, 1989 (the “Certificate Agreement”), and its obligations as a participant in the Depositary, including the Depositary’s Same-Day Funds Settlement System (“SDFS”).

Posting Rates by the Company:

The Company and the Agents will discuss from time to time the rates of interest per annum to be borne by and the maturity of Book-Entry Securities that may be sold as a result of the solicitation of offers by an Agent. The Company may establish a fixed set of interest rates and maturities for an offering period (“Posting”). If the Company decides to change already posted rates, it will promptly advise the Agents to suspend solicitation of offers until the new posted rates have been established with the Agents.

Acceptance of Offers by the Company:

Each Agent will promptly advise the Company by telephone or other appropriate means of all reasonable offers to purchase Book-Entry Securities, other than those rejected by such Agent. Each Agent may, in its discretion reasonably exercised, reject any offer received by it in whole or in part. Each Agent also may make offers to the Company to purchase Book-Entry Securities as a Purchasing Agent. The Company will have the sole right to accept offers to purchase Book-Entry Securities and may reject any such offer in whole or in part.

The Company will promptly notify the Selling Agent or Purchasing Agent, as the case may be, of its acceptance or rejection of an offer to purchase Book-Entry Securities. If the Company accepts an offer to purchase Book-Entry Securities, it will confirm such acceptance in writing to the Selling Agent or Purchasing Agent, as the case may be, and the Trustee.

Communication of Sale Information to the Company by Agent and Settlement Procedures:

A. After the acceptance of an offer by the Company, the Selling Agent or Purchasing Agent, as the case may be, will communicate promptly, but in no event later than the time set forth under “Settlement Procedure Timetable” below, the following details of the terms of such offer (the “Sale Information”) to the Company orally (promptly confirmed in writing) or by facsimile transmission or other acceptable written means:

(1)	Principal Amount of Book-Entry Securities to be purchased;

(2)	If a Fixed Rate Book-Entry Security, the interest rate and initial interest payment date;

(3)	Trade Date;

(4)	Settlement Date;

(5)	Maturity Date;

(6)	Specified Currency and, if the Specified Currency is other than U.S. dollars, the applicable Exchange Rate for such Specified Currency;

(7)	Issue Price;

(8)	Selling Agent’s commission or Purchasing Agent’s discount, as the case may be;

(9)	Net Proceeds to the Company;

(10)	If a redeemable or repayable Book-Entry Security, such of the following as are applicable:

(i)	Redemption Commencement Date,

(ii)	Initial Redemption Price (% of par)

(iii)	Amount (% of par) that the Redemption Price shall decline (but not below par) on each anniversary of the Redemption Commencement Date,

(iv)	Repayment date, and

(v)	Repayment price;

(11)	If a Floating Rate Book-Entry Security, such of the following as are applicable:

(i)	Interest Rate Basis,

(ii)	Index Maturity,

(iii)	Spread or Spread Multiplier,

(iv)	Maximum Rate,

(v)	Minimum Rate,

(vi)	Initial Interest Rate,

(vii)	Interest Reset Dates,

(viii)	Interest Calculation Dates,

(ix)	Interest Determination Dates,

(x)	Interest Payment Dates,

(xi)	Regular Record Dates, and

(xii)	Calculation Agent;

(12)	If an Original Issue Discount Book-Entry Security, the total amount of Original Issue Discount, the yield to Maturity and the initial accrual period of Original Issue Discount;

(13)	Name, address and taxpayer identification number of the registered owner(s);

(14)	Denomination of certificates to be delivered at settlement;

(15)	Book-Entry Security or Certificated Security; and

(16)	Selling Agent or Purchasing Agent.

B. After receiving the Sale Information from the Selling Agent or Purchasing Agent, as the case may be, the Company will communicate such Sale Information to the Trustee by facsimile transmission or other acceptable written means. The Trustee will assign a CUSIP number to the Global Security representing such Book-Entry Security from a list of CUSIP numbers previously delivered to the Trustee by the Company and then advise the Company and the Selling Agent or Purchasing Agent, as the case may be, of such CUSIP number.

C. The Trustee will enter a pending deposit message through the Depositary’s Participant Terminal System, providing the following settlement information to the Depositary, and the Depositary shall forward such information to such Agent and Standard & Poor’s Ratings Group (or such other entity that assigns CUSIP numbers or any other identification designations being used for the relevant Securities):

(1)	The applicable Sale Information;

(2)	CUSIP number of the Global Security representing such Book-Entry Security;

(3)	Whether such Global Security will represent any other Book-Entry Security (to the extent known at such time);

(4)	Number of the participant account maintained by the Depositary on behalf of the Selling Agent or Purchasing Agent, as the case may be, which number will be supplied by such Selling Agent or Purchasing Agent;

(5)	The interest payment period; and

(6)	Initial Interest Payment Date for such Book-Entry Security, number of days by which such date succeeds the record date for the Depositary’s purposes (or, in the case of Floating Rate Securities which reset daily or weekly, the date five calendar days immediately preceding the applicable Interest Payment Date and, in the case of all other Book-Entry Securities, the Regular Record Date, as defined in the Security) and, if calculable at that time, the amount of interest payable on such Interest Payment Date.

D. The Trustee will complete and authenticate the Global Security previously delivered by the Company representing such Book-Entry Security.

E. The Depositary will credit such Book-Entry Security to the Trustee’s participant account at the Depositary.

F. The Trustee will enter an SDFS deliver order through the Depositary’s Participant Terminal System instructing the Depositary to (i) debit such Book-Entry Security to the Trustee’s participant account and credit such Book-Entry Security to such Agent’s participant account and (ii) debit such Agent’s settlement account and credit the Trustee’s settlement account for an amount equal to the price of such Book-Entry Security less such Agent’s commission or discount, as the case may be. The entry of such a deliver order shall constitute a representation and warranty by the Trustee to the Depositary that (a) the Global Security representing such Book-Entry Security has been authenticated and issued and (b) the Trustee is holding such Global Security pursuant to the Certificate Agreement.

G. Such Agent will enter an SDFS deliver order through the Depositary’s Participant Terminal System instructing the Depositary (i) to debit such Book-Entry Security to such Agent’s participant account and credit such Book-Entry Security to the participant accounts of the Participants with respect to such Book-Entry Security and (ii) to debit the settlement accounts of such Participants and credit the settlement account of such Agent for an amount equal to the price of such Book-Entry Security.

H. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures “F” and “G” will be settled in accordance with SDFS operating procedures in effect on the settlement date.

I. Upon confirmation of receipt of funds, the Trustee will transfer to the account of the Company maintained at The Bank of New York Mellon, New York, New York, or such other account as the Company may have previously specified to the Trustee, in funds available for immediate use in the amount transferred to the Trustee in accordance with Settlement Procedure “F.”

J. Upon request, the Trustee will send to the Company a statement setting forth the principal amount of Book-Entry Securities outstanding as of that date under the Indenture.

K. Such Agent will confirm the purchase of such Book-Entry Security to the purchaser either by transmitting to the participants with respect to such Book-Entry Security a confirmation order or orders through the Depositary’s institutional delivery system or by mailing a written confirmation to such purchaser.

M. The Depositary will, at any time, upon request of the Company or the Trustee, promptly furnish to the Company or the Trustee a list of the names and addresses of the participants for whom the Depositary has credited Book-Entry Securities.

Preparation of Pricing Supplement and, if applicable, Term Sheet:

If the Company accepts an offer to purchase a Book-Entry Security, it will prepare a Pricing Supplement reflecting the terms of such Book-Entry Security and arrange to have delivered to the Selling Agent or Purchasing Agent, as the case may be, copies of the appropriate number of such Pricing Supplement, with a copy to the Trustee, as provided under “Delivery of Confirmation and Prospectus to Purchaser by Selling Agent” below. If applicable, the Term Sheet reflecting the terms of such Security will be prepared by such Agent and the appropriate number of copies will be delivered by such Agent to the Company, with a copy to the Trustee, as provided under “Delivery of Confirmation and Prospectus to Purchaser by Selling Agent” below, unless the Agents comply with the requirements of Rule 173(a) under the Act. The Company will arrange to have the Pricing Supplement filed with, or transmitted by a means reasonably calculated to result in filing with, the Commission via the Commission’s EDGAR System pursuant to Rule 424 under the Act and, if applicable, will file the Term Sheet in accordance with Rule 433.

Delivery of Confirmation and Prospectus to Purchaser by Selling Agent:

Unless the Agents comply with the requirements of Rule 173(a) under the Act, the Selling Agent will deliver to the purchaser of a Book-Entry Security a written confirmation of the sale and delivery and payment instructions. In addition, the Selling Agent will deliver to such purchaser or its agent the Prospectus as amended or supplemented (including the Pricing Supplement) and, if applicable, the Term Sheet in relation to such Book-Entry Security prior to the first contract for sale of the Book-Entry Security.

Date of Settlement:

The receipt by the Company of immediately available funds in payment for a Book-Entry Security and the authentication and issuance of the Global Security representing such Book-Entry Security shall constitute “settlement” with respect to such Book-Entry Security. All orders of Book-Entry Securities solicited by a Selling Agent or made by a Purchasing Agent and accepted by the Company on a particular date (the “Trade Date”) will be settled on a date (the “Settlement Date”) which is the third Business Day after the Trade Date pursuant to the “Settlement Procedure Timetable” set forth below, unless the Company and the purchaser agree to settlement on another Business Day which shall be no earlier than the next Business Day after the Trade Date.

Trustee Not to Risk Own Funds:

Nothing herein shall be deemed to require the Trustee to risk or expend its own funds in connection with any payments to the Company, the Agents or the Depositary or any purchaser, it being understood by all parties that payments made by the Trustee to the Company or the Agents, or the Depositary, or any purchaser shall be made only to the extent that funds are provided to the Trustee for such purpose.

Settlement Procedure Timetable:

For orders of Book-Entry Securities solicited by a Selling Agent and accepted by the Company for settlement on the third Business Day after the Trade Date, Settlement Procedures “A” through “I” set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

SETTLEMENT PROCEDURE		TIME
A	5:00 p.m.	on the Business Day following the Trade Date or 10:00 a.m. on the Business Day prior to the Settlement Date, whichever is earlier
B	12:00 noon	on the second Business Day immediately preceding the Settlement Date
C	2:00 p.m.	on the second Business Day immediately preceding the Settlement Date
D	9:00 a.m.	on the Settlement Date
E	10:00 a.m.	on the Settlement Date
F-G	2:15 p.m.	on the Settlement Date
H	4:45 p.m.	on the Settlement Date
I	5:00 p.m.	on the Settlement Date

If the initial interest rate for a Floating Rate Book-Entry Security has not been determined at the time that Settlement Procedure “A” is completed, Settlement Procedures “B” and “C” shall be completed as soon as such rate has been determined but no later than 2:00 p.m. on the second Business Day immediately preceding the Settlement Date. Settlement Procedure “H” is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

If settlement of a Book-Entry Security is rescheduled or canceled, the Trustee, upon obtaining knowledge thereof, will deliver to the Depositary, through the Depositary’s Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m. on the Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle:

If the Trustee fails to enter an SDFS deliver order with respect to a Book-Entry Security pursuant to Settlement Procedure “F,” the Trustee may deliver to the Depositary, through the Depositary’s Participant Terminal System, as soon as practicable a withdrawal message instructing the Depositary to debit such Book-Entry Security to the Trustee’s participant account, provided that the Trustee’s participant account contains a principal amount of the Global Security representing such Book-Entry Security that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Securities represented by a Global Security, the Trustee will mark such Global Security “canceled,” make appropriate entries in the Trustee’s records and send such canceled Global Security to the Company. The CUSIP number assigned to such Global Security shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Securities represented by a Global Security, the Trustee will exchange such Global Security for two Global Securities, one of which shall represent such Book-Entry Security or Securities and shall be canceled immediately after issuance and the other of which shall represent the remaining Book-Entry Securities previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global Security.

If the purchase price for any Book-Entry Security is not timely paid to the participants with respect to such Book-Entry Security by the beneficial purchaser thereof (or a person, including an indirect participant in the Depositary, acting on behalf of such purchaser), such participants and, in turn, the Agent for such Book-Entry Security may enter deliver orders through the Depositary’s Participant Terminal System debiting such Book-Entry Security to such participant’s account and crediting such Book-Entry Security to such Agent’s account and then debiting such Book-Entry Security to such Agent’s participant account and crediting such Book-Entry Security to the Trustee’s participant account and shall notify the Company and the Trustee thereof.

Thereafter, the Trustee will (i) promptly notify the Company of such order, and the Company shall transfer to such Agent funds available for immediate use in an amount equal to the price of such Book-Entry Security which was credited to the account of the Company maintained at the Trustee in accordance with Settlement Procedure I, and (ii) deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the applicable Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Agent on an equitable basis for the reasonable loss of its use of funds during the period when the funds were credited to the account of the Company.

Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Security, the Depositary may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Securities to have been represented by a Global Security, the Trustee will provide, in accordance with Settlement Procedure “D,” for the authentication and issuance of a Global Security representing the other Book-Entry Securities to have been represented by such Global Security and will make appropriate entries in its records. The Company will, from time to time, furnish the Trustee with a sufficient quantity of Securities.

PART II:	PROCEDURE FOR CERTIFICATED SECURITIES

Posting Rates by Company:

The Company and the Agents will discuss from time to time the rates of interest per annum to be borne by and the maturity of Certificated Securities that may be sold as a result of the solicitation of offers by an Agent. The Company may establish a fixed set of interest rates and maturities for an offering period (“Posting”). If the Company decides to change already posted rates, it will promptly advise the Agents to suspend solicitation of offers until the new posted rates have been established with the Agents.

Acceptance of Offers by Company:

Each Agent will promptly advise the Company orally or other appropriate means of all reasonable offers to purchase Certificated Securities, other than those rejected by such Agent. Each Agent may, in its discretion reasonably exercised, reject any offer received by it in whole or in part. Each Agent also may make offers to the Company to purchase Certificated Securities as a Purchasing Agent. The Company will have the sole right to accept offers to purchase Certificated Securities and may reject any such offer in whole or in part.

The Company will promptly notify the Selling Agent or Purchasing Agent, as the case may be, of its acceptance or rejection of an offer to purchase Certificated Securities. If the Company accepts an offer to purchase Certificated Securities, it will confirm such acceptance in writing to the Selling Agent or Purchasing Agent, as the case may be, and the Trustee.

Communication of Sale Information to Company by Agent:

After the acceptance of an offer by the Company, the Selling Agent or Purchasing Agent, as the case may be, will communicate the following details of the terms of such offer (the “Sale Information”) to the Company orally (promptly confirmed in writing) or by facsimile transmission or other acceptable written means:

(1)	Principal Amount of Certificated Securities to be purchased;

(2)	If a Fixed Rate Certificated Security, the interest rate and initial interest payment date;

(3)	Trade Date;

(4)	Settlement Date;

(5)	Maturity Date;

(6)	Specified Currency and, if the Specified Currency is other than U.S. dollars, the applicable Exchange Rate for such Specified Currency;

(7)	Issue Price;

(8)	Selling Agent’s commission or Purchasing Agent’s discount, as the case may be;

(9)	Net Proceeds to the Company;

(10)	If a redeemable or repayable Certificated Security, such of the following as are applicable:

(i)	Redemption Commencement Date,

(ii)	Initial Redemption Price (% of par),

(iii)	Amount (% of par) that the Redemption Price shall decline (but not below par) on each anniversary of the Redemption Commencement Date;

(iv)	Repayment date; and

(v)	Repayment price

(11)	If a Floating Rate Certificated Security, such of the following as are applicable:

(i)	Interest Rate Basis,

(ii)	Index Maturity,

(iii)	Spread or Spread Multiplier,

(iv)	Maximum Rate,

(v)	Minimum Rate,

(vi)	Initial Interest Rate,

(vii)	Interest Reset Dates,

(viii)	Interest Calculation Dates,

(ix)	Interest Determination Dates,

(x)	Interest Payment Dates,

(xi)	Regular Record Dates, and

(xii)	Calculation Agent;

(12)	If an Original Issue Discount Book-Entry Security, the total amount of Original Issue Discount, the yield to Maturity and the initial accrual period of Original Issue Discount;

(13)	Name, address and taxpayer identification number of the registered owner(s);

(14)	Denomination of certificates to be delivered at settlement;

(15)	Book-Entry Security or Certificated Security; and

(16)	Selling Agent or Purchasing Agent.

Preparation of Pricing Supplement and, if applicable, Term Sheet:

If the Company accepts an offer to purchase a Certificated Security, it will prepare a Pricing Supplement reflecting the terms of such Certificated Security and arrange to have delivered to the Selling Agent or Purchasing Agent, with a copy to the Trustee, as the case may be, the appropriate number of copies of such Pricing Supplement, as provided under “Delivery of Confirmation and Prospectus to Purchaser by Selling Agent” below. If applicable, the Term

Sheet reflecting the terms of such Security will be prepared by such Agent and the appropriate number of copies will be delivered by such Agent to the Company, with a copy to the Trustee, as provided under “Delivery of Confirmation and Prospectus to Purchaser by Selling Agent” below[, unless the Agents comply with the requirements of Rule 173(a) of the Act]. The Company will arrange to have the Pricing Supplement filed with, or transmitted by a means reasonably calculated to result in filing with, the Commission via the Commission’s EDGAR System pursuant to Rule 424 under the Act and, if applicable, will file the Term Sheet in accordance with Rule 433.

Delivery of Confirmation and Prospectus to Purchaser by Selling Agent:

[Unless the Agents comply with the requirements of Rule 173(a) of the Act,] the Selling Agent will deliver to the purchaser of a Certificated Security a written confirmation of the sale and delivery and payment instructions. In addition, the Selling Agent will deliver to such purchaser or its agent the Prospectus as amended or supplemented (including the Pricing Supplement) and, if applicable, the Term Sheet in relation to such Certificated Security prior to or together with the earlier of the delivery to such purchaser or its agent of (a) the confirmation of sale or (b) the Certificated Security.

Date of Settlement:

All offers of Certificated Securities solicited by a Selling Agent or made by a Purchasing Agent and accepted by the Company will be settled on a date (the “Settlement Date”) which is the third Business Day after the date of acceptance of such offer, unless the Company and the purchaser agree to settlement (a) on another Business Day after the acceptance of such offer or (b) with respect to an offer accepted by the Company prior to 10:00 a.m., New York City time, on the date of such acceptance.

Trustee Not to Risk Own Funds:

Nothing herein shall be deemed to require the Trustee to risk or expend its own funds in connection with any payments to the Company, the Agents or any purchaser, it being understood by all parties that payments made by the Trustee to the Company or the Agents, or any purchaser shall be made only to the extent that funds are provided to the Trustee for such purpose.

Instruction from Company to Trustee for Preparation of Certificated Securities:

After receiving the Sale Information from the Selling Agent or Purchasing Agent, as the case may be, the Company will communicate such Sale Information to the Trustee orally (confirmed in writing) or by facsimile transmission or other acceptable written means.

The Company will instruct the Trustee by facsimile transmission or other acceptable written means to authenticate and deliver the Certificated Securities no later than 2:15 p.m., New York City time, on the Settlement Date. Such instruction will be given by the Company prior to 3:00 p.m., New York City time, on the Business Day immediately preceding the Settlement Date unless the Settlement Date is the date of acceptance by the Company of the offer to purchase Certificated Securities in which case such instruction will be given by the Company by 11:00 a.m., New York City time.

Preparation and Delivery of Certificated Securities by Trustee and Receipt of Payment Therefor:

The Trustee will prepare each Certificated Security and appropriate receipts that will serve as the documentary control of the transaction.

In the case of a sale of Certificated Securities to a purchaser solicited by a Selling Agent, the Trustee will, by 2:15 p.m., New York City time, on the Settlement Date, make available for delivery the Certificated Securities to the Selling Agent for the benefit of the purchaser of such Certificated Securities against delivery by the Selling Agent of a receipt therefor. On the Settlement Date the Selling Agent will deliver payment for such Certificated Securities in immediately available funds to the Company in an amount equal to the issue price of the Certificated Securities less the Selling Agent’s commission; provided that the Selling Agent reserves the right to withhold payment for which it has not received funds from the purchaser. The Company shall not use any proceeds advanced by a Selling Agent to acquire securities.

In the case of a sale of Certificated Securities to a Purchasing Agent, the Trustee will, by 2:15 p.m., New York City time, on the Settlement Date, make available for delivery the Certificated Securities to the Purchasing Agent against delivery of payment for such Certificated Securities in immediately available funds to the Company in an amount equal to the issue price of the Certificated Securities less the Purchasing Agent’s discount.

Failure of Purchaser to Pay Selling Agent:

If a purchaser (other than a Purchasing Agent) fails to make payment to the Selling Agent for a Certificated Security, the Selling Agent will promptly notify the Trustee and the Company thereof orally (confirmed in writing) or by facsimile transmission or other acceptable written means. The Selling Agent will immediately return the Certificated Security to the Trustee.

Immediately upon receipt of such Certificated Security by the Trustee, the Company will return to the Selling Agent an amount equal to the amount previously paid to the Company in respect of such Certificated Security. The Company will reimburse the Selling Agent on an equitable basis for its reasonable loss of the use of funds during the period when they were credited to the account of the Company.

The Trustee will cancel the Certificated Security in respect of which the failure occurred and make appropriate entries in its records.